Employment Agreement

This Agreement made the 1st day of January, 1998.

BETWEEN:

SysGold Ltd., a body corporate, incorporated under the laws of the Province of Alberta with a Head Office in the City of Calgary in the said Province (hereinafter referred to as the Company).

AND

Apprentice of Calgary in the Province of Alberta (hereinafter referred to as the Employee).

WITNESSETH as follows:

The Company hereby appoints Apprentice to the position of Apprentice Systems Consultant upon the following terms and conditions which the Employee accepts, namely:

1. The Employee shall carry out the duties and assume the responsibilities set forth in the position description annexed hereto as Schedule A.

2. The Employees salary shall be as set out in Schedule A, commencing January 1, 1998, payable twice monthly.

3. The Employee shall be entitled to 3 weeks of vacation each year, with times and dates as mutually arranged.

4. The Employee shall participate in the Company's incentive compensation plan as presently structured, with the personal incentive compensation being determined as outlined in Schedule A.

5. The Employee may terminate this contract on 2 weeks notice in writing to the Company. The Company may terminate this contract on the notice or pay in lieu required by the Employment Standards Code (Alberta). In the case of termination for cause, no notice is required.

6. Should employment be terminated for any reason, the Employee shall not directly or indirectly work for a client of the Company in any capacity for a period of 12 months after termination. Without limiting the generality of the foregoing, this shall include, but not be limited to employment by the client, employment by another party who contracts with the client, contracting, subcontracting, agency, partnership or any other association. A client is defined as an existing client of the Company or one for which the Company has performed services in the preceding 12 months.

       Should the employee breach this covenant (which covenant shall survive the termination of employment), the employee shall pay to the Company as liquidated damages, and not a penalty, an amount equal to 50% of any fees or gross income earned during that period, which amounts shall be due and payable on demand.

7. In consideration of receiving training, the Employee agrees that in the event this contract is terminated by the Employee after attending training the Employee will reimburse SysGold for the cost of the training plus any expenses which may have been incurred by the employee and paid by SysGold according to the following schedule:

       Terminated within 6 months of completion date of training 100% of cost reimbursed to SysGold Ltd.

       Terminated within 9 months of completion date of training 75% of cost reimbursed to SysGold Ltd.

       Terminated within 12 months of completion date of training 50% of cost reimbursed to SysGold Ltd.

       If the contract is terminated by SysGold, in the case of termination for cause, then the Employee will also reimburse SysGold.

       If the contract is terminated by SysGold for other reasons, then the Employee need not reimburse the cost of training.

8. The employee shall use their best efforts to promote the interests of SysGold and shall not disclose the private affairs, trade secrets, business or methods of carrying on business or confidential information of SysGold or any of its clients to any persons for any purposes other than those of the employer.

The terms and conditions of this Agreement shall remain in effect throughout the Employee's employment with the Company unless modified or superseded by agreement in writing signed by each of the parties.

IN WITNESS WHEREOF the parties have hereunto affixed their hands and seals all as of the day and year first above written.

SysGold Ltd.                                      Employee

Bill Arnett, Vice President                       Apprentice

Schedule A

Employment Contract - Apprentice

1. The Employee's duties and responsibilities are:

       a) Client support, hardware and software installation and support, and network administration.

       b)     Other duties as may be assigned from time to time.

2. The Employee's compensation is:

       a)     A salary of $36,000.00 per year.

       b) Incentive compensation of 5 % of revenue billed to SysGold's clients for work performed by the Employee. The incentive compensation is to reward hard work, overtime and excellent performance.

       c) A RRSP contribution of 5% of the net of your previous year's T-4 income less the prior year's RRSP contribution included in that T-4 income, with no tax deducted. To enable the employee to purchase a RRSP within 60 days of the end of the past tax year, (RRSP eligible tax deduction for either the past or the current tax year), this amount will be paid before the end of February. The employee shall not be entitled to RRSP payments if the employee is not still employed with the company at the time payment would normally be made.

       d) Certain benefits will be paid on the employee's behalf. An outline of the current benefit package is attached, however SysGold Ltd. reserves the right to change the carrier and the plan to provide the most cost effective benefits package available.

Employment Agreement

This Agreement made the 1st day of January, 1998.

BETWEEN:

SysGold Ltd., a body corporate, incorporated under the laws of the Province of Alberta with a Head Office in the City of Calgary in the said Province (hereinafter referred to as the Company).

AND

Junior Systems Consultant of Calgary in the Province of Alberta (hereinafter referred to as the Employee).

WITNESSETH as follows:

The Company hereby appoints Junior Systems Consultant to the position of Systems Consultant upon the following terms and conditions which the Employee accepts, namely:

1. The Employee shall carry out the duties and assume the responsibilities set forth in the position description annexed hereto as Schedule A.

2. The Employees salary shall be as set out in Schedule A, commencing January 1, 1998, payable twice monthly.

3. The Employee shall be entitled to 3 weeks of vacation each year, with times and dates as mutually arranged.

4. The Employee shall participate in the Company's incentive compensation plan as presently structured, with the personal incentive compensation being determined as outlined in Schedule A.

5. The Employee may terminate this contract on 2 weeks notice in writing to the Company. The Company may terminate this contract on the notice or pay in lieu required by the Employment Standards Code (Alberta). In the case of termination for cause, no notice is required.

6. Should employment be terminated for any reason, the Employee shall not directly or indirectly work for a client of the Company in any capacity for a period of 12 months after termination. Without limiting the generality of the foregoing, this shall include, but not be limited to employment by the client, employment by another party who contracts with the client, contracting, subcontracting, agency, partnership or any other association. A client is defined as an existing client of the Company or one for which the Company has performed services in the preceding 12 months.

       Should the employee breach this covenant (which covenant shall survive the termination of employment), the employee shall pay to the Company as liquidated damages, and not a penalty, an amount equal to 50% of any fees or gross income earned during that period, which amounts shall be due and payable on demand.

7. In consideration of receiving training, the Employee agrees that in the event this contract is terminated by the Employee after attending training the Employee will reimburse SysGold for the cost of the training plus any expenses which may have been incurred by the employee and paid by SysGold according to the following schedule:

       Terminated within 6 months of completion date of training 100% of cost reimbursed to SysGold Ltd.

       Terminated within 9 months of completion date of training 75% of cost reimbursed to SysGold Ltd.

       Terminated within 12 months of completion date of training 50% of cost reimbursed to SysGold Ltd.

       If the contract is terminated by SysGold, in the case of termination for cause, then the Employee will also reimburse SysGold.

       If the contract is terminated by SysGold for other reasons, then the Employee need not reimburse the cost of training.

8. The employee shall use their best efforts to promote the interests of SysGold and shall not disclose the private affairs, trade secrets, business or methods of carrying on business or confidential information of SysGold or any of its clients to any persons for any purposes other than those of the employer.

The terms and conditions of this Agreement shall remain in effect throughout the Employee's employment with the Company unless modified or superseded by agreement in writing signed by each of the parties.

IN WITNESS WHEREOF the parties have hereunto affixed their hands and seals all as of the day and year first above written.

SysGold Ltd.                                      Employee

Bill Arnett, Vice President                       Apprentice

Schedule A

Employment Contract - Junior

1. The Employee's duties and responsibilities are:

       a) Site Management of information systems for SysGold's clients, project management, project support, site support, research and development, and training.

       b) Other duties as may be assigned from time to time.

2. The Employee's compensation is:

       a) A salary of $24,000.00 per year.

       b) Incentive compensation of 20 % of revenue billed to SysGold's clients for work performed by the Employee. The incentive compensation is to reward hard work, overtime and excellent performance.

       c) A RRSP contribution of 5% of the net of your previous year's T-4 income less the prior year's RRSP contribution included in that T-4 income, with no tax deducted. To enable the employee to purchase a RRSP within 60 days of the end of the past tax year, (RRSP eligible tax deduction for either the past or the current tax year), this amount will be paid before the end of February. The employee shall not be entitled to RRSP payments if the employee is not still employed with the company at the time payment would normally be made.

       d) Certain benefits will be paid on the employee's behalf. An outline of the current benefit package is attached, however SysGold Ltd. reserves the right to change the carrier and the plan to provide the most cost effective benefits package available.

Employment Agreement

This Agreement made the 1st day of January, 1998.

BETWEEN:

SysGold Ltd., a body corporate, incorporated under the laws of the Province of Alberta with a Head Office in the City of Calgary in the said Province (hereinafter referred to as the Company).

AND

Intermediate Systems Consultant of Calgary in the Province of Alberta (hereinafter referred to as the Employee).

WITNESSETH as follows:

The Company hereby appoints Intermediate Systems Consultant to the position of Systems Consultant upon the following terms and conditions which the Employee accepts, namely:

1. The Employee shall carry out the duties and assume the responsibilities set forth in the position description annexed hereto as Schedule A.

2. The Employees salary shall be as set out in Schedule A, commencing January 1, 1998, payable twice monthly.

3. The Employee shall be entitled to 3 weeks of vacation each year, with times and dates as mutually arranged.

4. The Employee shall participate in the Company's incentive compensation plan as presently structured, with the personal incentive compensation being determined as outlined in Schedule A.

5. The Employee may terminate this contract on 2 weeks notice in writing to the Company. The Company may terminate this contract on the notice or pay in lieu required by the Employment Standards Code (Alberta). In the case of termination for cause, no notice is required.

6. Should employment be terminated for any reason, the Employee shall not directly or indirectly work for a client of the Company in any capacity for a period of 12 months after termination. Without limiting the generality of the foregoing, this shall include, but not be limited to employment by the client, employment by another party who contracts with the client, contracting, subcontracting, agency, partnership or any other association. A client is defined as an existing client of the Company or one for which the Company has performed services in the preceding 12 months.

       Should the employee breach this covenant (which covenant shall survive the termination of employment), the employee shall pay to the Company as liquidated damages, and not a penalty, an amount equal to 50% of any fees or gross income earned during that period, which amounts shall be due and payable on demand.

7. In consideration of receiving training, the Employee agrees that in the event this contract is terminated by the Employee after attending training the Employee will reimburse SysGold for the cost of the training plus any expenses which may have been incurred by the employee and paid by SysGold according to the following schedule:

       Terminated within 6 months of completion date of training 100% of cost reimbursed to SysGold Ltd.

       Terminated within 9 months of completion date of training 75% of cost reimbursed to SysGold Ltd.

       Terminated within 12 months of completion date of training 50% of cost reimbursed to SysGold Ltd.

       If the contract is terminated by SysGold, in the case of termination for cause, then the Employee will also reimburse SysGold.

       If the contract is terminated by SysGold for other reasons, then the Employee need not reimburse the cost of training.

8. The employee shall use their best efforts to promote the interests of SysGold and shall not disclose the private affairs, trade secrets, business or methods of carrying on business or confidential information of SysGold or any of its clients to any persons for any purposes other than those of the employer.

The terms and conditions of this Agreement shall remain in effect throughout the Employee's employment with the Company unless modified or superseded by agreement in writing signed by each of the parties.

IN WITNESS WHEREOF the parties have hereunto affixed their hands and seals all as of the day and year first above written.

SysGold Ltd.                                      Employee

Bill Arnett, Vice President                       Apprentice

Schedule A

Employment Contract - Intermediate

1. The Employee's duties and responsibilities are:

       a) Site Management of information systems for SysGold's clients, project management, project support, site support, research and development, and training.

       b) Other duties as may be assigned from time to time.

2. The Employee's compensation is:

       a) A salary of $33,000.00 per year.

       b) Incentive compensation of 20 % of revenue billed to SysGold's clients for work performed by the Employee. The incentive compensation is to reward hard work, overtime and excellent performance.

       c) Incentive compensation of 50 % of revenue billed to Northstar Energy Corporation for billable hours in excess of 200 hours per month.

       d) Incentive compensation of 50% of the revenue billed for work performed by the employee at SysGold sites other than Northstar.

       e) A RRSP contribution of 5% of the net of your previous year's T-4 income less the prior year's RRSP contribution included in that T-4 income, with no tax deducted. To enable the employee to purchase a RRSP within 60 days of the end of the past tax year, (RRSP eligible tax deduction for either the past or the current tax year), this amount will be paid before the end of February. The employee shall not be entitled to RRSP payments if the employee is not still employed with the company at the time payment would normally be made.

       d) Certain benefits will be paid on the employee's behalf. An outline of the current benefit package is attached, however SysGold Ltd. reserves the right to change the carrier and the plan to provide the most cost effective benefits package available.

Employment Agreement

This Agreement made the 1st day of January, 1998.

BETWEEN:

SysGold Ltd., a body corporate, incorporated under the laws of the Province of Alberta with a Head Office in the City of Calgary in the said Province (hereinafter referred to as the Company).

AND

Senior Systems Consultant of Calgary in the Province of Alberta (hereinafter referred to as the Employee).

WITNESSETH as follows:

The Company hereby appoints Senior Systems Consultant to the position of Senior Consultant upon the following terms and conditions which the Employee accepts, namely:

1. The Employee shall carry out the duties and assume the responsibilities set forth in the position description annexed hereto as Schedule A.

2. The Employees salary shall be as set out in Schedule A, commencing January 1, 1998, payable twice monthly.

3. The Employee shall be entitled to 3 weeks of vacation each year, with times and dates as mutually arranged.

4. The Employee shall participate in the Company's incentive compensation plan as presently structured, with the personal incentive compensation being determined as outlined in Schedule A.

5. The Employee may terminate this contract on 2 weeks notice in writing to the Company. The Company may terminate this contract on the notice or pay in lieu required by the Employment Standards Code (Alberta). In the case of termination for cause, no notice is required.

6. Should employment be terminated for any reason, the Employee shall not directly or indirectly work for a client of the Company in any capacity for a period of 12 months after termination. Without limiting the generality of the foregoing, this shall include, but not be limited to employment by the client, employment by another party who contracts with the client, contracting, subcontracting, agency, partnership or any other association. A client is defined as an existing client of the Company or one for which the Company has performed services in the preceding 12 months.

       Should the employee breach this covenant (which covenant shall survive the termination of employment), the employee shall pay to the Company as liquidated damages, and not a penalty, an amount equal to 50% of any fees or gross income earned during that period, which amounts shall be due and payable on demand.

7. In consideration of receiving training, the Employee agrees that in the event this contract is terminated by the Employee after attending training the Employee will reimburse SysGold for the cost of the training plus any expenses which may have been incurred by the employee and paid by SysGold according to the following schedule:

       Terminated within 6 months of completion date of training 100% of cost reimbursed to SysGold Ltd.

       Terminated within 9 months of completion date of training 75% of cost reimbursed to SysGold Ltd.

       Terminated within 12 months of completion date of training 50% of cost reimbursed to SysGold Ltd.

       If the contract is terminated by SysGold, in the case of termination for cause, then the Employee will also reimburse SysGold.

       If the contract is terminated by SysGold for other reasons, then the Employee need not reimburse the cost of training.

8. The employee shall use their best efforts to promote the interests of SysGold and shall not disclose the private affairs, trade secrets, business or methods of carrying on business or confidential information of SysGold or any of its clients to any persons for any purposes other than those of the employer.

The terms and conditions of this Agreement shall remain in effect throughout the Employee's employment with the Company unless modified or superseded by agreement in writing signed by each of the parties.

IN WITNESS WHEREOF the parties have hereunto affixed their hands and seals all as of the day and year first above written.

SysGold Ltd.                                      Employee

Bill Arnett, Vice President                       Apprentice

Schedule A

Employment Contract - Senior

1. The Employee's duties and responsibilities are:

       a) Site Management of information systems for SysGold's clients, project management, project support, site support, research and development, and training.

       b) Supervision of SysGold employees and subcontractors assigned to the employee from time to time.

       c) Other duties as may be assigned from time to time.

       d) Overall profitability and client satisfaction at assigned clients.

2. The Employee's compensation is:

       a) A salary of $60,000.00 per year.

       b) Incentive compensation of 15 % of revenue billed to SysGold's clients for work performed by the Employee. The incentive compensation is to reward hard work, long hours and excellent performance..

       c) Incentive compensation of 1 % of revenue billed to SysGold's clients for work done by SysGold employees or sub-contractors who report to, and work under the direct supervision of the Employee.

       d) Marketing Commission. If the employee brings in a lead, and closes a deal with that organization, the commission is 2% of the consulting revenue generated from that client in the first 12 months. If the employee brings in a lead, and hands it off to someone else who closes a deal with them, the commission is 1% of the consulting revenue generated in the first 12 months. Commission is paid quarterly, approximately at the end of the following quarter, to staff still with the company on the date it is paid.

       e) A RRSP contribution of 5% of the net of your previous year's T-4 income less the prior year's RRSP contribution included in that T-4 income, with no tax deducted. To enable the employee to purchase a RRSP within 60 days of the end of the past tax year, (RRSP eligible tax deduction for either the past or the current tax year), this amount will be paid before the end of February. The employee shall not be entitled to RRSP payments if the employee is not still employed with the company at the time payment would normally be made.

       d) Certain benefits will be paid on the employee's behalf. An outline of the current benefit package is attached, however SysGold Ltd. reserves the right to change the carrier and the plan to provide the most cost effective benefits package available.

Employment Agreement

This Agreement made the 1st day of January, 1998.

BETWEEN:

SysGold Ltd., a body corporate, incorporated under the laws of the Province of Alberta with a Head Office in the City of Calgary in the said Province (hereinafter referred to as the Company).

AND

of Calgary in the Province of Alberta (hereinafter referred to as the Employee).

WITNESSETH as follows:

The Company hereby appoints to the position of Manager, Land Services upon the following terms and conditions which the Employee accepts, namely:

1. The Employee shall carry out the duties and assume the responsibilities set forth in the position description annexed hereto as Schedule A.

2. The Employees salary shall be as set out in Schedule A, commencing February 19, 1998, payable twice monthly.

3. The Employee shall be entitled to 3 weeks of vacation each year, with times and dates as mutually arranged.

4. The Employee shall participate in the Company's incentive compensation plan as presently structured, with the personal incentive compensation being determined as outlined in Schedule A.

5. The Employee may terminate this contract on 2 weeks notice in writing to the Company. The Company may terminate this contract on the notice or pay in lieu required by the Employment Standards Code (Alberta). In the case of termination for cause, no notice is required.

6. Should employment be terminated for any reason, the Employee shall not directly or indirectly work for a client of the Company in any capacity for a period of 12 months after termination. Without limiting the generality of the foregoing, this shall include, but not be limited to employment by the client, employment by another party who contracts with the client, contracting, subcontracting, agency, partnership or any other association. A client is defined as an existing client of the Company or one for which the Company has performed services in the preceding 12 months.

       Should the employee breach this covenant (which covenant shall survive the termination of employment), the employee shall pay to the Company as liquidated damages, and not a penalty, an amount equal to 50% of any fees or gross income earned during that period, which amounts shall be due and payable on demand.

7. In consideration of receiving training, the Employee agrees that in the event this contract is terminated by the Employee after attending training the Employee will reimburse SysGold for the cost of the training plus any expenses which may have been incurred by the employee and paid by SysGold according to the following schedule:

       Terminated within 6 months of completion date of training 100% of cost reimbursed to SysGold Ltd.

       Terminated within 9 months of completion date of training 75% of cost reimbursed to SysGold Ltd.

       Terminated within 12 months of completion date of training 50% of cost reimbursed to SysGold Ltd.

       If the contract is terminated by SysGold, in the case of termination for cause, then the Employee will also reimburse SysGold.

       If the contract is terminated by SysGold for other reasons, then the Employee need not reimburse the cost of training.

8. The employee shall use their best efforts to promote the interests of SysGold and shall not disclose the private affairs, trade secrets, business or methods of carrying on business or confidential information of SysGold or any of its clients to any persons for any purposes other than those of the employer.

The terms and conditions of this Agreement shall remain in effect throughout the Employee's employment with the Company unless modified or superseded by agreement in writing signed by each of the parties.

IN WITNESS WHEREOF the parties have hereunto affixed their hands and seals all as of the day and year first above written.

SysGold Ltd.                                      Employee

Bill Arnett, Vice President                       Apprentice

Schedule A

Employment Contract

1. The Employee's duties and responsibilities are:

       a) Duties and responsibilities as mutually agreed to.

       b) Other duties as may be assigned from time to time.

2. The Employee's compensation is:

       a) A salary of per year.

       b) Incentive compensation consisting of the following components:

              i) A Personal Billings incentive of 20% of billings to clients for work performed by the employee. This incentive compensation is to reward hard work, overtime and excellent performance.

              ii) A Supervisory Incentive of 2% of billings to clients for work performed by staff supervised by the employee. This incentive is to reward the employee for developing staff, and guiding them in performing excellent service to clients.

              iii)A Marketing Incentive of 5% of consulting billings by the company to new Land Services clients with whom the employee has closed the deal. This occurs for the first 12 months of the company's association with that client.

              iv) A Marketing Incentive of 1% of consulting billings by the company to new clients that require services other than those provided by the Land Services practice with whom the employee has closed the deal. This occurs for the first 12 months of the company's association with that client.

              v) A Bonus Incentive, to be determined at the discretion of the company, for exceptional contribution by the employee to the company's interests.

              vi) Incentives are calculated quarterly, and paid around the end of the following quarter. If the employee choose to leave the company, or if the employee is terminated by the company, incentives will be due and payable at the time they would otherwise have been payable.

       c) Minimum total compensation level for the first twelve months of employment will be guaranteed at $110,400 as shown in the Compensation spreadsheet.

       d) A RRSP contribution of 5% of the net of your previous year's T-4 income less the prior year's RRSP contribution included that T-4 income, with no tax deducted. To enable the employee to purchase a RRSP within 60 days of the end of the past tax year, (RRSP eligible tax deduction for either the past or the current tax year), this amount will be paid before the end of February. The company must employ the employee at the time the contribution is paid; to be entitled to receive the payment.

       e) Underground parking will be paid for by the company.

       f) A club such as the Professional Club or the Commerce Club will be paid for by the company.

       g) Educational Assistance. The company will pay for, or reimburse the employee for all training and education approved by the company, which the employee completes successfully.

       h)  Professional Dues such as CIPS, CAPL will be paid for by the Company.

       i) Certain other benefits will be paid on the employee's behalf. An outline of the current benefit package is attached, however SysGold Ltd. Reserves the right to change the carrier and the plan to provide the most cost effective benefits package available.

COMPENSATION

Reference Amounts

# Staff Supervised                                       2                        5                     8

Avg Billings/Staff                                $120,000                  $120,000              $120,000

Supervisory Billing                               $240,000                  $600,000              $960,000

New Client Consulting                             $200,000                  $300,000              $400,000

Personal Billings                                 $100,000                  $ 90,000              $ 80,000

Compensation

Base                                              $ 70,000                  $ 70,000              $ 70,000

Personal Billing Incentive 20%                    $ 20,000                  $ 18,000              $ 16,000

Supervisory Billing Incentive 2%                  $  4,800                  $ 12,000              $ 19,200

Marketing Incentive Land Services 5%              $ 10,000                  $ 15,000              $ 20,000

Subtotal                                          $104,800                  $115,000              $125,200

RRSP                                              $  5,240                  $  5,750              $  6,260

Total                                             $110,400                  $116,500              $131,460

LEASE BETWEEN

OMERS REALTY CORPORATION

AND

SYSGOLD LTD.

FEBRUARY 21, 1997

TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION                                                  Page
Section 1.1       Variable Terms                                               2
Section 1.2       Certain Standard Definitions                                 3
Section 1.3       Schedules                                                    5
Section 1.4       Extended Meanings                                            5
Section 1.5       Readings and Captions                                        5
Section 1.6       Obligations as Covenants                                     5
Section 1.7       Entire Agreement                                             5
Section 1.8       Governing Law                                                5
Section 1.9       Severability                                                 5
Section 1.10      Successors and Assigns                                       5
Section 1.11      Time of the Essence                                          6
Section 1.12      Tenant Partnership                                           6

ARTICLE 2 - DEMISE

Section 2.1       Leased Premises                                              6
Section 2.2       Acceptance of Leased Premises                                6
Section 2.3       Early Occupancy                                              6

ARTICLE 3-TERM

Section 3.1       Term                                                         6
Section 3.2       Overholding                                                  6

ARTICLE 4- RENT

Section 4.1       Basic Rent                                                   6
Section 4.2       Additional Rent                                              7
Section 4.3       Determination of Rentable Area                               7
Section 4.4       Payment of Tenant's Proportionate Share                      7
Section 4.5       Accrual of Rent                                              7
Section 4.6       Currency and Place of Payment                                7
Section 4.7       Additional Rent Treated as Rent                              7
Section 4.8       Interest on Amounts in Default                               7
Section 4.9       Net Lease to Landlord                                        7
Section 4.10      Post-Dated Cheques/Automatic Account Debit                   7
Section 4.11      Accord and Satisfaction                                      8
Section 4.12      Late Payment Charge                                          8
Section 4.13      Allocation of Occupancy Costs                                8

ARTICLE 5 - GENERAL COVENANTS

Section 5.1       Landlord's Covenants                                         8
Section 5.2       Tenant's Covenants                                           8

ARTICLE 6- BUILDING SERVICES,

                  COMMON AREAS, UTILITIES

Section 6.1       Heating, Ventilating and Air-Conditioning                    8
Section 6.2       Common Areas                                                 8
Section 6.3       Janitorial Services                                          9
Section 6.4       Utilities                                                    9
Section 6.5       Communication Systems                                        9

ARTICLE 7- USE OF LEASED PREMISES

Section 7.1       Use                                                          9
Section 7.2       Nuisance                                                    10
Section 7.3       Compliance with Laws                                        10
Section 7.4       Compliance with Rules and Regulations                        0
Section 7.5       Signs and Advertising                                       10
Section 7.6       Disfiguration, Overloading, Etc.                            10
Section 7.7       Energy Conservation                                         10
Section 7.8       Remedial Action                                             10
Section 7.9       Security Devices                                            10
Section 7.10      Hazardous Substances                                        10

ARTICLE 8 - INSURANCE

Section 8.1       Landlord's Insurance                                        11
Section 8.2       Landlord's Policy                                           11
Section 8.3       Tenant's Insurance                                          11
Section 8.4       Tenant's Policy                                             11
Section 8.5       premium Increases and Cancellations                         12

ARTICLE 9 - REPAIR AND DAMAGE

Section 9.1       Landlord's Obligations                                      12
Section 9.2       Tenant's Obligations                                        12
Section 9.3       Damage, Abatement and Termination                           12

ARTICLE 10 - TAXES                                                          Page

Section 10.1      Taxes Payable by the Landlord                               13
Section 10.2      Taxes Payable by the Tenant                                 13
Section 10.3      Business Taxes and Other Taxes of the Tenant                13
Section 10,4      Postponement                                                13
Section 10.5      Tenant to Deliver Receipts                                  14
Section 10.6      Assessment Appeals                                          14

ARTICLE 11 - ASSIGNMENT AND SUBLETTING

Section 11.1      Permitted Occupants                                         14
Section 11.2      Assignment Or Subletting                                    14
Section 11.3      Change in Control                                           15
Section 11.4      Surrender                                                   15
Section 11.5      Continuing Obligations                                      15
Section 11.6      Assignment by Landlord                                      15

ARTICLE 12 - STATUS CERTIFICATES,
                  ATTORNMENT, SUBORDINATION

Section 12.1      Status Certificates                                         15
Section 12.2      Subordination and Attornment                                15
Section 12.3      Attorney                                                    16

ARTICLE 13 - LIMITATION OF LIABILITIES
                  AND INDEMNITY

Section 13.1      Unavoidable Delay                                           16
Section 13.2      Waiver                                                      16
Section 13.3      No Claim for Inconvenience                                  16
Section 13.4      Limitation of Landlord's Liability                          16
Section 13.5      Indemnity by Tenant                                         16
Section 13.6      Limitations of Tenant's Liability                           17
Section 13.7      Environmental Indemnity                                     17

ARTICLE 14 - ACCESS

Section 14.1      Entry by Landlord                                           17
Section 14.2      Exhibiting Leased Premises                                  17
Section 14.3      Excavation                                                  17

ARTICLE 15 - ALTERATIONS AND ADDITIONS

Section 15.1      Landlord's Alterations                                      17
Section 15.2      Tenant's Alterations                                        17
Section 15.3      Liens                                                       18

ARTICLE 16 - REMEDIES OF LANDLORD ON
                  TENANT'S DEFAULT

Section 16.1      Remedying by Landlord                                       18
Section 16.2      Right to Re-Enter                                           18
Section 16,3      Bankruptcy of Tenant                                        19
Section 16.4      Termination                                                 19
Section 16.5      Right to Re-Let                                             19
Section 16.6      Remedies Cumulative                                         19
Section 16.7      Waiver of Exemption From Distress                           19
Section 16.8      Removal of Chattels                                         19
Section 16.9      Companies Creditors' Arrangement Act
                  and Bankruptcy and Insolvency Act                           19
Section 16.10     Legal Costs                                                 20

ARTICLE 17- MISCELLANEOUS

Section 17.1      Notice                                                      20
Section 17.2      Registration of Lease                                       20
Section 17.3      Decision of Expert                                          20
Section 17.4      No Partnership or Agency                                    20
Section 17.5      Brokerage Commissions                                       20
Section 17.6      Confidentiality                                             20
Section 17.7      Consent                                                     20
Section 17.8      Additional Provisions                                       20
Section 17.9      Acceptance                                                  21
Section 17.10     Execution by Landlord                                       21

SCHEDULES

SCHEDULE "A" LANDS
SCHEDULE "B" SITE PLAN OF DEVELOPMENT
SCHEDULE "C" PLAN SHOWING LEASED PREMISES
SCHEDULE "D" ADDITIONAL PROVISIONS
SCHEDULE "E" RULES & REGULATIONS

BOW VALLEY SQUARE LEASE

THIS LEASE dated the 21st day of February, 1997.

BETWEEN:

OMERS REALTY CORPORATION
(the "Landlord"),

OF THE FIRST PART

- and -

SYSGOLD LTD.
(the "Tenant")

OF THE SECOND PART

1. The Landlord has agreed to lease to the Tenant, and the Tenant has agreed to tease from the Landlord the Leased Premises in the Building forming part of the Development.

Now, therefore, in consideration of the rents, covenants and agreements hereinafter contained, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Variable Terms

In this Lease and the Recitals, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the following meanings: (1) "Landlord" OMERS Realty Corporation, its successors and assigns.

(2) "Landlord's Address" BV Square Management Ltd., Suite 300,205-5th Avenue S.W., Calgary, Alberta, T2P 2V7

(3) "Tenant" SysGold Ltd. and its successors and permitted assigns.

(4) "Tenant's Address" the Leased Premises, or at Fax No.261-5090

(5) "Leased Premises" those premises shown outlined in red on Schedule "C" hereto, being on the 4th floor of the Building, which is presently designated Suite 450.

(6) "Building" "Building" means the multi-storey office building and related retail, parking and storage located on, and including the Lands, commonly known as Bow Valley Square 4, municipally described as 250 Sixth Avenue S. W., Calgary, together with any other structures or improvements erected thereon from time to time, as they may be altered, expanded or reduced from time to time at the sole discretion of the Landlord, the whole being known by the name of the Building as the same may be designated by the Landlord from time to time.

(7) "Rentable Area of the means the area of the Leased Premises expressed in square feet being approximately Four Thousand Leased Premises" Two Hundred and Seventy (4,270) square feet, subject to a final determination being made pursuant to Section 4.3(1).

(8) "Basic Rent" Forty-Three Thousand, Eight Hundred and Thirty-One----44/100 ($43,831.44) per annum, to be paid in twelve equal monthly payments of Three Thousand, Six Hundred and Fifty-Two----621100 ($3,652.62).

(9) "Commencement Date" February 1,1997.

(10) "Term" Five (5) years, Zero (0) months commencing on the Commencement Date or such shorter period if this Lease is terminated in accordance with the provisions of this Lease.

(11) "Expiry Date" January 31, 2002, unless terminated earlier as provided in this Lease.

(12) "Permitted Use" The Tenant shall use the Leased Premises solely for the purpose of the offices for a computer consulting and development firm, and its related activities.

(13) "Prime" "Prime" means the rate of interest from time to time announced by the Landlord's designated Canadian chartered bank as its prime rate and which is four and three-quarters percent (4.750/0) as at the date hereof.

Section 1.2 Certain Standard Definitions

In this Lease and in the Recitals, unless there is something in the subject matter or context inconsistent therewith:

"Additional Rent" means all amounts in addition to Basic Rent payable by the Tenant to the Landlord pursuant to any provision of this Lease;

"Administrative Charge" means a sum equal to fifteen percent (15%) of the costs, fees and expenses incurred by the Landlord in connection with the performance of any work, or the supply of any material or service, which is the responsibility of the Tenant pursuant to this Lease;

"Business Day" means any date which is not a holiday, as defined in the Interpretation Act (Alberta);

"Business Hours" means the period from 8:00 a.m. to 6:00 p.m. on any Business
Day;

"Business Taxes" means all taxes and license fees in respect of any business carried on by tenants or other occupants of the Building and includes, without limitation, business taxes levied or assessed pursuant to the Municipal Government Act (Alberta) or any legislation in substitution or in pari materia therewith;

"Capital Tax" means the applicable amount as hereinafter defined of any tax or taxes payable by the Landlord under the legislation of the province of Alberta based upon or computed by reference to the paid-up capital or place of business of the Landlord or its ownership of capital employed in the Building or the Development, as determined for the purposes of such tax; provided that for the purpose of this definition the phrase "applicable amount" of such tax means:

(A) with respect to a tax payable under the legislation of the province of Alberta the amount thereof that would be payable if the Building or the Development were the only establishment of the Landlord in and any other establishments of the Landlord therein were located outside the province; and

(B) with respect to a tax imposed in excess of a specified limit or exemption, the amount of the limit or exemption attributable to the Building or Development shall be allocated by the Landlord acting equitably.

"Common Areas" means those portions of the Development designated from time to time by the Landlord for the common use and enjoyment of all the tenants of the Development and their respective agents, invitees, servants, employees and licensees and includes, without limitation, the public entrance doors, halls, loading areas and entry thereto and public lobbies, malls and elevators;

"Development" means the complex of office buildings and the parking structures forming an integral part thereof as they may be altered, expanded or reduced from time to time at the sole discretion of the Landlord together with the improvements, equipment and facilities erected on the Development Lands, the whole being known as "Bow Valley Square" or such other name as may be designated by the Landlord from time to time;

"Development Lands" means those lands more particularly described in paragraph A of Schedule "A".

"Eligible Corporation" means a corporation which controls, is controlled by or is under common control with the Tenant, control meaning the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting shares of a corporation which may be voted at any meeting held for the purpose of the election of directors of that corporation;

"Expert means any independent architect, engineer, land surveyor, chartered accountant or other professional consultant, appointed by the Landlord in connection with any matter relevant to this Lease, and, in the reasonable opinion of the Landlord, qualified to perform the function for which the consultant is appointed, acting as an expert and not as an arbitrator;

"Food Court" means those portions of the Common Areas designated as such by the Landlord from time to time for use for the provision and consumption of food and includes without limitation public table and seating areas, refuse collection facilities associated with such use and other areas, facilities and equipment intended for such use;

"HVAC System" means the system used for heating, ventilating and air conditioning the Building;

"Landlord's Income Taxes" means all income or profit taxes upon the income of the Landlord to the extent that such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Development or upon the Landlord in respect thereof;

"Lands" means the lands legally described in paragraph B of Schedule "A"

"Lease" means this lease as it may be amended from time to time, including all Schedules hereto;

"Lease Year" means a period of twelve (12) months commencing on the first day of January in each year except that: (a) the first Lease Year begins on the first day of the Term and ends on the last day of the calendar year in which the first day of the Term occurs, and (b) the last Lease Year of the Term begins on the first day of the calendar year during which the last day of the Term occurs and ends on the last day of the Term, provided that the Landlord may from time to time by written notice to the Tenant specify an annual date upon which each subsequent Lease Year is to commence, in which event the Lease Year which would otherwise be current when such annual date first occurs shall terminate on the preceding day;

"Mortgage" means any mortgage, charge or security instrument (including a deed of trust and mortgage securing bonds) and all indentures supplemental thereto which may now or hereafter affect the Building or the Development;

"Mortgagee" means the mortgagee, chargee, secured party or trustee for bondholders, as the case may be, named in a Mortgage;

"Occupancy Costs" means the aggregate of Operating Costs and Property Taxes;

"Operating Costs" means, without duplication, the aggregate of all costs, expenses, fees, rentals and disbursements of every kind and nature, direct or indirect, incurred, accrued or attributed by or on behalf of the Landlord in the complete maintenance, repair, operation, supervision and management of the Building and the Development and without limitation, shall include:

(i) the cost of providing cleaning, janitorial, landscaping, supervisory, maintenance and other services including elevator and escalator services;

(ii) the cost of heating, cooling and ventilating the Building and the Leased Premises and the cost of providing water, electricity and all other utilities and services not payable by any specific tenant of the Development;

(iii) the cost of policing and providing security for and supervision of the Development;

(iv) the cost of all insurance maintained by the Landlord in respect of the Development including loss of rentals insurance and the cost of any deductible amounts paid by the Landlord in respect of any insured risk or claim;

(v) reasonable fees and expenses incurred for legal, accounting and other professional services relating to the Development;

(vi) the fair market rental value as determined by the Landlord from time to time, of space in the Development which would otherwise be rentable but which the Landlord uses in leasing, operating, managing or maintaining the Development;

(vii) salaries, wages, fringe benefits and other compensation of all personnel, including clerical, supervisory and managerial personnel, employed directly (or indirectly and therefore on a pro-rata basis, as determined by the Landlord, acting reasonably) in the maintenance, repair, operation, administration or management of the Development;

(viii) amounts paid to independent contractors for any services in connection with the Building or Development and amounts payable for the rental of any equipment, installations or signs;

(ix) all expenditures incurred by or on behalf of the Landlord in connection with the operation, maintenance, repair and replacements to the Development, its appurtenances, systems, equipment and facilities, including redecoration, structural maintenance, repairs and replacements and expenditures undertaken primarily to maintain the Development as an up to date office complex having regard to the size, age, location and character of the Development, conserve energy, or reduce Operating Costs unless the Landlord elects to depreciate or amortize such expenditures and thus includes them in the costs referred to in the next paragraph;

(x) interest on the undepreciated cost of all expenditures referred to in subparagraph (ix) and in respect of which the Landlord has elected to depreciate or amortize at a rate of one percent (1%) per annum in excess of Prime;

(xi) all costs:

       (a) incurred by Landlord in consequence of its interest in the Development such as maintaining, cleaning and clearing of ice and snow from municipal sidewalks, adjacent property and the like; and

       (b) paid or incurred as determined by the Landlord acting reasonably and bona fide but in the Landlord's sole discretion and whose determination shall be final and binding, in respect of all shared structures, improvements, facilities, equipment, amenities, services (including retail and commercial) and common areas, including, without limitation, loading areas and docks, parking ramps, driveways and exterior areas which are or will be shared by users of the Development and the users of any other property, and all costs to the extent the Landlord is required to contribute to the same in respect of the Development, or the Landlord's ownership of them, whether or not such costs are incurred directly in respect of the Development; and

(xii) an administration and supervisory fee equal to three percent (3%) of the gross collections of all amounts (including amounts of the nature of Additional
Rent) from all tenants or occupants of the Development; but shall exclude:

(A) debt service payable upon the Landlord's financing or refinancing of the Development;

(B) fines, penalties and interest thereon;

(C) any bad debt losses, rent losses or reserves therefor;

(D) leasing expenses incurred by the Landlord including without limitation legal fees, space planner's fees, leasing commissions, lease take-over costs, advertising costs and marketing costs;

(E) taxes of a personal nature of the Landlord (other than Capital Tax) to the extent they are not imposed in lieu of Property Taxes;

(F) any ground or head lease rent payable to a superior landlord;

(G) the amount of any damage or loss resulting from any casualty which the Landlord has agreed to insure against pursuant to the provisions of this Lease except any deductibles;

(H) depreciation on the Development except as provided in paragraph (x),

and there shall be deducted from Operating Costs:

(I) net proceeds received by the Landlord from its insurance policies to the extent that such proceeds relate to costs and expenses included in the Operating Costs;

(J) all Food Court costs, as defined in the leases of Food Court tenants in the Development, to the extent that such costs are included in Operating Costs; and

(K) all amounts which tenants of the Development (including the Tenant) are obligated to reimburse or pay to the Landlord under their respective leases, other than amounts (including Additional Rent payable by the Tenant) calculated on the basis of or representing contributions of a proportionate share of Occupancy Costs pursuant to the relevant provisions of such tenants' leases.

Notwithstanding anything contained in this Lease, in order to calculate the Tenant's equitable share of the Operating Costs during any Lease Year when less than one hundred percent (100%) of the Building or the Development is leased or occupied by tenants, those items of Operating Costs which vary directly with the use and occupancy of the Development, including without limitation items such as janitorial costs, garbage removal and utility costs not separately metered to tenants, including the Tenant, shall be grossed up and expressed as to what in the Landlord's reasonable estimation they would have been if the Building or the Development had been one hundred percent (100%) leased or occupied during the entire Lease Year;

"Party", according to the context, includes any person, corporation, firm, partnership or other entity, any group of persons, corporations, firms, partnerships or other entities, or any combination thereof;

"Property Taxes" means all taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates and assessments whatsoever, imposed, assessed, levied, rated or charged against the Building or any part thereof from time to time by any lawful taxing authority whether school, municipal, regional, provincial, federal, parliamentary or otherwise and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether or not in existence at the commencement of the Term and whether of the foregoing character or not and any such taxes levied against the Landlord on account of its ownership of the Building or its interest therein, and Capital Tax, but excluding Landlord's Income Taxes;

"Proportionate Share" for any period means a fraction, calculated at or as of the end of such period, the numerator of which is the Rentable Area of the Leased Premises, and the denominator of which is the difference between the Rentable Area of the Building and the areas, if any, occupied by the Landlord or its agents or contractors in order to maintain, repair, operate, manage and supervise the Development;

"Rent" means all Basic Rent and Additional Rent payable pursuant to this Lease;

"Rentable Area of the Leased Premises" means the area expressed in square feet, set out in Section 2.1, subject to a final determination being made pursuant to
Section 4.3;

"Rentable Area of the Building" means the aggregate of the rentable areas of all the premises in the Building leased or designated by the Landlord as being available for lease, whether office or retail, determined in accordance with
Section 4.3, provided that areas for (a) any Storage Area; (b) Common Areas; (c) any theatres, meeting room or auditoria; (d) entertainment, recreational and health establishments and (e) facilities exclusively for the passage and parking of motor vehicles are not included in such aggregate;

"Rental Taxes" means any tax or duty imposed upon, or collectable by, the Landlord which is measured by or based in whole or in part directly upon the Rent, whether existing at the date hereof or hereinafter imposed by any governmental authority, including without limitation the goods and services tax, value added tax, business transfer tax, retail sales tax, federal sales tax, excise tax or duty, or any tax similar to any of the foregoing;

"Retail Area" means the portions of the Development at the ground floor and Plus Ii levels containing the Retail Premises and the adjacent Common Areas, including, without limitation, the Food Court;

"Retail Premises" means those premises in the Building, other than the Common Areas, designated or intended from time to time to be used and occupied by businesses which sell, lease or otherwise provide goods or services to the public, and, in addition to retail stores includes, without limitation, premises occupied by chartered banks, trust companies, finance companies, governmental agencies and public institutions (other than offices of such); theatres, and all entertainment, recreational, sports and health establishments or facilities, but shall not include premises used in their entirety for office purposes; and

"Unavoidable Delay" means any cause beyond the control of the party affected thereby which prevents the performance by such panty of any obligation hereunder and not caused by its default or act of commission or omission and not avoidable by the exercise of reasonable care, excluding financial inability.

Section 1.3 Schedules

The following Schedules of this Lease constitute part of this Lease:

Schedule "A" - Development Lands and Lands
Schedule "B" - Site Plan of Development
Schedule "C" - Plan of Leased Premises
Schedule "D" - Additional Provisions
Schedule "E" - Rules & Regulations

Section 1.4 Extended Meanings

The words "hereof', "herein", "hereunder" and similar expressions used in any Section or Subsection of this Lease relate to the whole of this Lease and not to that Section or Subsection only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one Party and to corporations, firms, partnerships, or individuals, male or female, will be assumed as though in each case fully expressed. References to the Tenant shall be read with such changes in gender as may be appropriate, and if the Tenant is more than one Party, the covenants of the Tenant shall be deemed to be joint and several.

Section 1.5 Headings and Captions

The index, article numbers, article headings, section numbers and section headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

Section 1.6 Obligations as Covenants

Each obligation of the Landlord or the Tenant expressed in this Lease shall be a covenant for all purposes.

Section 1.7 Entire Agreement

This Lease contains all the representations, warranties, covenants, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and the subject matter of this Lease, and may be amended only by an agreement in writing signed by the Parties hereto.

Section 1.8 Governing Law

This Lease shall be interpreted under and is governed by the laws of the Province of Alberta.

Section 1.9 Severability

If any provision of this Lease is illegal or unenforceable it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the said provision had never been included. Section 1.10 Successors and Assigns

This Lease and everything herein contained shall enure to the benefit of and bind the successors and assigns of the Landlord and the executors, administrators or successors and permitted assigns, as the case may be, of the Tenant.

Section 1.11 Time of the Essence

Time is of the essence of this Lease and every part thereof.

Section 1.12 Tenant Partnership

If the Tenant is a partnership (the "Tenant Partnership") each person who is presently a member of the Tenant Partnership, and each person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable jointly and severally for the hill and complete performance of, and shall be and continue to be subject to the terms, covenants and conditions of this Lease, whether or not such person ceases to be a member of such Tenant Partnership or successor Tenant Partnership. Each person on becoming a member of the Tenant Partnership, or any successor Tenant Partnership, shall enter into such further and other documents as the Landlord may reasonably require for the purpose of this Section 1.12.

ARTICLE 2

DEMISE

Section 2.1 Leased Premises

(1) The Landlord, being registered as owner of an estate in fee simple in the Lands, subject to registered encumbrances, liens and interests, if any, in the Lands, does hereby demise and lease the Leased Premises to the Tenant to be held by it as Tenant, for the Term, at the Rent, and upon and subject to the covenants and conditions of this Lease.

(2) The outside walls of the Leased Premises and walls between the Leased Premises and the Common Area and any space in the Leased Premises used for stairways and passageways to other adjoining premises, shafts, stacks, pipes, conduits, ducts or other building facilities, the heating, electrical, plumbing, air-conditioning and other building systems, and the use thereof as well as access thereto through the Leased Premises for the purpose of use, operation, maintenance and repair are expressly reserved to the Landlord.

Section 2.2 Acceptance Of Leased Premises

The Tenant shall notify the Landlord of any defects in the Landlord's work relating to the Leased Premises that prevent or diminish its use of the Leased Premises within fifteen (15) days after the completion of such work, and failing the giving of notice the Tenant will be considered for all purposes to have accepted the Leased Premises in their then existing condition and the Landlord will not have any further obligation to the Tenant for defects or faults excepting: (a) latent defects which could not be discovered on a reasonable examination, and (b) defects or faults in structural elements relating to the Leased Premises not caused by acts or omissions of the Tenant.

Section 2.3 Early Occupancy

(1) Provided the Lease has been executed, the Tenant shall be permitted early occupancy of the Leased Premises on a non-exclusive basis prior to the Commencement Date for the purpose of doing the Tenant's Work from the date that the Landlord has occupancy and the Landlord has delivered non-exclusive possession of the Leased Premises to the Tenant. During such early occupancy period the Tenant shall not be required to pay Basic Rent and the Tenant's Proportionate Share of Occupancy Costs but shall be deemed a tenant of the Landlord and shall be subject to all of the covenants and agreements as are contained in this Lease save as aforesaid. The Tenant acknowledges that the Landlord may complete the Landlord's Work during the early occupancy period.

(2) Notwithstanding anything contained in this Section 2.3, if the Tenant conducts any business in and from any part of the Leased Premises prior to the Commencement Date but after any period provided for the doing of the Tenant's Work, the Tenant shall pay to the Landlord, in advance, Basic Rent and the Tenant's Proportionate Share of Occupancy Costs in respect of that portion of the Leased Premises so used, calculated and pro rated on a per diem basis from the date on which the Tenant so commences to conduct business to the Commencement Date.

ARTICLE 3
TERM

Section 3.1 Term

The Term of the Lease is as defined in Section 1.1.

Section 3.2 Overholding

(1) If the Tenant, with the prior written consent of the Landlord, remains in possession of the Leased Premises after the end of the Term without the execution and delivery of a new lease, there shall be no implied renewal, and the Tenant shall be deemed to be occupying the Leased Premises as a tenant from month to month upon the same terms and conditions as are set forth in this Lease insofar as the same are applicable to a month to month tenancy, except the Basic Rent which shall be the Basic Rent stipulated by the Landlord when providing its written consent.

(2) If the Tenant, without the prior written consent of the Landlord, remains in possession of the Leased Premises after the end of the Term without the execution and delivery of a new lease, there shall be no implied renewal, and the Tenant shall be deemed to be occupying the Leased Premises as a tenant at sufferance upon the same terms and conditions as are set forth in this Lease insofar as the same are applicable to such a tenancy except the Basic Rent shall be increased by three hundred percent (300%) and the Tenant shall indemnity the Landlord for any and all losses, costs and expenses including legal fees on a solicitor and client basis, which the Landlord may incur by reason of the Tenant remaining in possession of the Leased Premises after the expiry of the Term without the prior written consent of the Landlord.

ARTICLE 4
RENT

Section 4.1 Basic Rent

(1) The Tenant shall pay to the Landlord the Basic Rent for the Leased Premises calculated in accordance with Section 1.1 annually throughout the Term, without any deduction, abatement, set-off or compensation whatsoever.

(2) Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each calendar month during the Term.

Section 4.2 Additional Rent

The Tenant shall also pay to the Landlord yearly and every year during the Term, as rent, the Proportionate Share of the Occupancy Costs and as and when required by this Lease, all other items of Additional Rent without any deduction, abatement, set-off or compensation whatsoever. Whenever the Landlord performs any work or supplies any service pursuant to this Lease, or causes the same to be performed or supplied which is or are the responsibility of the Tenant or for which the Tenant is responsible following the giving of notice to the Tenant, the Tenant shall pay to the Landlord as Additional Rent, in addition to the amount otherwise payable to the Landlord in respect thereof pursuant to this Lease, an Administrative Charge in connection therewith. Any item of Additional Rent for which no payment dale is provided in this Lease shall be payable within fifteen (15) days of receipt of invoice.

Section 4.3 Determination of Rentable Area

(1) The Rentable Area of the Leased Premises and the Rentable Area of the Building shall be determined in the first instance by the Landlord in accordance with the Standard Method of Measuring Floor Area in Office Buildings (American National Standard AN51265.l-1980, re-affirmed 1919 and reprinted August, 1993) published by Building Owners and Managers Association International. The Rentable Area of the Leased Premises, the Building or any other component of the Development shall be conclusively deemed to be the area, expressed in square feet, set out in a certificate of the Landlord or an Expert.

(2) Upon determination of the Rentable Area of the Leased Premises by the Landlord or an Expert, the Basic Rent and Occupancy Costs shall, if necessary, be adjusted accordingly, retroactive to the Commencement Date, and the Tenant shall pay to the Landlord any deficiency in payments of Basic Rent and Occupancy Costs made to such time or the Landlord shall refund to the Tenant any excess Basic Rent and Occupancy Costs paid by the Tenant to such time (as the case may be) within fifteen (15) days after the Tenant is given written notice of such determination. At the Landlord's request the Tenant shall enter into an amendment to this Lease reflecting such adjustment to the Rentable Area of the Leased Premises and in the Basic Rent.

Section 4.4 Payment of Tenant's Proportionate Share

Prior to the commencement of each Lease Year, the Landlord shall notify the Tenant of its reasonable and bona fide estimate of the Tenant's Proportionate Share of Occupancy Costs for that Lease Year. The Tenant shall pay such estimated amount in equal monthly installments in advance on the first day of each month during the Lease Year. From time to time during a Lease Year the Landlord may, acting reasonably, re-estimate the amount of the Tenant's Proportionate Share of Occupancy Costs and shall fix monthly installments for the then remaining balance of the Lease Year so that the Landlord's estimate, original or revised, of the Tenant's Proportionate Share will have been entirely paid during that Lease Year. The Landlord shall make a final determination of the Tenant's Proportionate

Share of Occupancy Costs for the relevant Lease Year within 120 days of the Landlord's financial year end, which shall be binding upon both Parties and shall provide the Tenant with a statement of the Occupancy Costs for the relevant Lease Year. The Landlord and the Tenant shall expeditiously make any necessary readjusting payment; provided that the Tenant may not claim a re-adjustment based solely upon any error of estimation, determination or calculation unless claimed in writing within one (1) year after the Lease Year to which the claim relates.

Section 4.5 Accrual of Rent

Rent shall be considered as accruing from day to day hereunder from the Commencement Date and where it becomes necessary for any reason to calculate such rent for an irregular period of less than one year or less than one calendar month, an appropriate apportionment and adjustment shall be made on the basis that each Lease Year is comprised of 365 days. If the Commencement Date is not the first day of a month, rent for such fraction of a month shall be adjusted as aforesaid, and paid by the Tenant on the Commencement Date.

Section 4.6 Currency and Place of Payment

(1) All Rent hereunder shall be payable in lawful money of Canada and shall be paid to the Landlord, or to such Party as the Landlord may from time to time direct by notice to the Tenant.

(2) The obligations of the Tenant to pay Rent owing, accrued or unpaid at the end of the Term shall survive the expiration or sooner termination of this Lease.

Section 4.7 Additional Rent Treated as Rent

All Additional Rent shall be deemed to be and be treated as rent, and payable and recoverable as Rent.

Section 4.8 Interest on Amounts in Default

If the Tenant fails to pay when due any amount of Rent, then at the option of the Landlord, interest shall accrue on the unpaid amount from the due date to the date of payment at the rate per annum which is three percent (3%) above the Prime (P + 3%), and shall be payable by the Tenant to the Landlord as Additional Rent forthwith on demand.

Section 4.9 Net Lease to Landlord

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord, except as expressly herein set out, and that the Tenant shall pay, except as herein expressly set out, (a) all costs, charges, expenses and outlays of every kind relating to or affecting the Leased Premises, and (b) as provided in this Lease its share of all costs, charges, expenses and outlays of every kind relating to or affecting the Building or Development.

Section 4.10 Post-dated Cheques/Automatic Account Debit

(1) If requested by the Landlord, the Tenant shall prior to the commencement of each and every Lease Year forward twelve (12) post-dated cheques in the amounts equal to the sum of the monthly installment of Basic Rent and the estimated monthly installment of the Tenant's Proportionate Share of Occupancy Costs for each of the twelve (12) months of the next Lease Year.

(2) In the alternative, the Tenant may elect to provide to the Landlord a pre-authorized debit form to permit automatic debiting of the Tenant's account with its banker for the monthly installment of Basic Rent and the estimated monthly installment of the Tenant's Proportionate Share of Occupancy Costs, as aforesaid. The Tenant agrees to provide replacement authorizations from time to time during the Term as the monthly installment of Basic Rent or the monthly installment of the Tenant's Proportionate Share of Occupancy Costs change forthwith upon notice of such change being given to the Tenant by the Landlord.

The Tenant agrees to make all other Additional Rent payments to the Landlord by cheque at the times contemplated by the terms of this lease.

Section 4.11 Accord and Satisfaction

(1) Acceptance by the Landlord of a lesser amount than the monthly payment of Rent herein stipulated shall be deemed to constitute only payment on account of the stipulated Rent for the earlier period in respect of which Rent is then unpaid, and shall not constitute settlement of any payment made on account of Rent owing, and any endorsement or statement on any cheque or documentation accompanying any payment of Rent shall not be deemed an acknowledgment of full payment or an accord and satisfaction, and the Landlord may accept such payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

(2) The Tenant hereby waives and renounces any and all existing and future claims, set-offs and compensation against any Basic Rent or Additional Rent and agrees to pay all monthly installments of Basic Rent and Additional Rent regardless of any claim, set-offs or compensation which may be asserted by the Tenant or on its behalf.

Section 4.12 Late Payment Charge

The Tenant hereby acknowledges that late payment by the Tenant to the Landlord of the monthly installment of Basic Rent or the Tenant's Proportionate Share of Occupancy Costs or Additional Rent due hereunder will cause the Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult or impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Landlord by the terms of any Mortgage. Accordingly, if any monthly installment of Basic Rent or the Tenant's Proportionate Share of Occupancy Costs or Additional Rent shall not be received by the Landlord or the Landlord's designee when such amount is due, the Tenant shall thereupon pay to the Landlord a late charge of $50.00 per occurrence. Acceptance of such late charge by the Landlord shall in no event Constitute a waiver to the Tenant's default with respect to such overdue amount nor prevent the Landlord from exercising any of the other rights and remedies granted hereunder. The foregoing shall be without prejudice to any other right or remedy available to the Landlord under or pursuant to this Lease by reason of a monetary default by the Tenant.

Section 4.13 Allocation of Occupancy Costs

(1) The Landlord may, for reasons of bona fide administrative convenience or for more efficient or economical operation of the Development or for the more equitable distribution of Occupancy Costs establish, from time to time, Development components, of which the Building shall be one, and divide, apportion and allocate Occupancy Costs among such Development components.

(2) The Landlord shall, in any such division, apportionment and allocation of Occupancy Costs, divide, apportion and allocate Occupancy Costs on an equitable basis, having regard, without limitation, to the various uses and values of the subject Development components, to prudent practices of property management, to provisions of this Lease and to generally accepted accounting principles or engineering principles.

ARTICLE 5
GENERAL COVENANTS

Section 5.1 Landlord's Covenants

The Landlord covenants with the Tenant:

(a)    for quiet enjoyment; and

(b) to observe and perform all the covenants and obligations of the Landlord herein.

Section 5.2 Tenant's Covenants

The Tenant covenants with the Landlord:

(a)    to pay the Rent; and

(b) to observe and perform all the covenants and obligations of the Tenant herein.

ARTICLE 6
BUILDING SERVICES, COMMON AREAS, UTILITIES

Section 6.1 Heating, Ventilating and Air-Conditioning

(1) The Landlord shall provide heating, ventilating and air-conditioning in such quantities and at such temperatures as shall maintain in the Leased Premises, conditions of reasonable temperature and comfort during Business Hours. In no event, however, shall the Landlord have any obligation or liability in connection with the cessation, interruption or suspension of the supply of such heating, ventilating and air-conditioning but the Landlord shall use its reasonable efforts to restore any cessation, interruption or suspension of the supply thereof.

(2) The Landlord shall not be responsible for the failure of the HVAC system to perform its function if this is attributable to any arrangement of partitioning in the Leased Premises or failure to shade windows, if any, which are exposed to the sun, or any use of electrical power by the Tenant which, in the Landlord's opinion, is excessive; and provided further that the Landlord shall not be liable to the Tenant or to invitees or licensees including clients or customers of the Tenant for direct, indirect or consequential damages or damages by reason of the operation or non-operation of such equipment or systems, nor shall the Tenant be entitled to any compensation or to any repayment or reduction of the Rent during any such non-operation. The layout of the Leased Premises shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the Landlord to secure maximum efficiency of the HVAC system serving the Leased Premises.

Section 6.2 Common Areas

(1) The Landlord shall operate, manage, maintain and repair the Development in accordance with the standards applicable for comparable office buildings in the City of Calgary, having regard to the size, age, location and character of the Development.

(2) The Tenant shall be entitled to use of the Common Areas, subject to the rules and regulations referred to in Section 7.4 provided that the Common Areas shall at all times be subject to the exclusive control and management of the Landlord. The Tenant and all other persons using the Common Areas shall do so at their sole risk.

(3) The Landlord shall be entitled to use, maintain, operate, police, reconstruct, alter, and deal with the Common Areas, change the area, location and arrangement thereof and make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof; provided that in exercising such rights the Landlord shall use reasonable efforts to minimize interference with the Tenant's use of the Leased Premises.

(4) Subject to Section 9.3, if there should be an interruption in any service or use of any facility, the Landlord shall proceed expeditiously to restore service, but in no event will the Landlord be liable to the Tenant or invitees or licensees including clients or customers of the Tenant for direct, indirect or consequential damage or damages nor will the Tenant be entitled to any compensation or to any repayment or reduction of Rent.

Section 6.3 Janitorial Services

(1) The Landlord shall provide janitorial services to the Leased Premises to a standard similar to that provided to comparable office buildings in the City of Calgary, provided that all curtains, carpets, rugs or drapes of any kind (if any) in the Leased Premises shall be cleaned and maintained by the Tenant.

(2) The Landlord shall not be responsible for any omission or act of any person employed or retained to perform such work, or for any loss thereby sustained by the Tenant, its servants, agents, invitees or others, except as otherwise provided herein.

(3) The Tenant shall not engage any person or entity to provide janitorial services to the Leased Premises.

(4) The Tenant shall grant access necessary for the performance of the janitorial services and shall leave the Leased Premises in a reasonably tidy condition at the end of each day to permit the performance of such services.

Section 6.4 Utilities

(1) The Landlord shall, subject to interruptions beyond its control, provide and permit the Tenant to use any utility services (including electricity and water) serving the Building provided that the Tenant does not overload the capacity of any such service.

(2) The Tenant shall, to the extent that the costs and expenses for such utility services have not been included by the Landlord, in Operating Costs, pay to the Landlord, or as it otherwise directs, as Additional Rent all such costs and expenses relating to such use. The Tenant shall make such payments in monthly installments in advance based upon estimates by the Landlord and subject to adjustment by the Landlord within a reasonable time after the end of the Lease Year for which such estimate has been made; if required by the Landlord, the Tenant shall install at its own expense (and in a location designated by the Landlord) its separate check meter for the purpose of measuring, without limitation, the consumption of electricity and water in the Leased Premises.

(3) The Tenant shall advise the Landlord prior to their use, of any installations, appliances or business machines used by the Tenant which are likely to require large consumption of electricity or other utilities.

(4) The Landlord shall replace from time to time electrical light bulbs, tubes and ballasts serving the Leased Premises and the Tenant shall, to the extent that the costs and expenses in effecting the replacement have not been included by the Landlord in Operating Costs, pay to the Landlord forthwith upon demand as Additional Rent the cost thereof plus an Administrative Charge in respect thereof.

Section 6.5 Communication Systems

(1) The Landlord shall provide a reasonable amount of secure space within the Building or the Development so as to permit suppliers of telecommunication systems, including without limitation telephone, data transmission, electronic transmission or fibre optic transmission or telecommunication system, (herein, a "Telecom Supplier") to install and terminate such telecommunication systems (herein the "External System") in the Building or the Development.

(2) The Landlord covenants and agrees with the Tenant that, subject to (i) the Tenant having entered into a contract with a Telecom Supplier which permits, among other things, the Tenant to connect its internal telecommunication systems (the "Internal System") to such Telecom Supplier's External System, and (ii) providing the Landlord with evidence thereof, the Tenant may connect its Internal System to such Telecom Supplier's External System.

(3) The connection of the Internal System to the External System shall, at the Landlord's option, be carried out by the Landlord or an Expert appointed by the Landlord. The Tenant shall be responsible for all costs and expenses incurred by or on behalf of the Landlord in effecting the connection and the Tenant shall reimburse the Landlord for any costs and expenses it or its Expert may incur together with the Administrative Charge, within fifteen (15) days of receipt of an invoice therefor.

(4) If the Landlord elects not to effect or cause to be effected the connection, the Tenant may effect such connection, subject to complying with such rules and regulations as the Landlord may impose, from time to time.

(5) The Landlord shall provide a reasonable amount of space within the Building or the Development so as to permit the Tenant to run the necessary conduits and lines from the Tenant's Internal System to the location of the External System, based on the typical requirements for normal office use, having regard to the size of the Leased Premises and the use of the Leased Premises for general and normal office use. The Tenant acknowledges and agrees with the Landlord that access to such space may be restricted to the Landlord or the Landlord's Expert, in which case the provisions of Section 6.6(3) shall apply with the necessary modifications and if the Landlord permits the Tenant to have access, such access shall be subject to complying with such rules and regulations as the Landlord may impose.

ARTICLE 7
USE OF LEASED PREMISES

Section 7.1 Use

(1) The Tenant shall use the Leased Premises solely for the purpose of conducting the Permitted Use and the Tenant shall not use or allow the use of the Leased Premises or any part thereof for any other business or purpose.

(2) The Tenant shall not use or permit to be used any part of the Leased Premises in any manner which directly or indirectly interferes with the free ingress and egress of other tenants, their servants, agents, licensees or invitees to or from the Development, central corridors, elevators or any other Common Areas and without limitation the Tenant shall not suffer or permit picketing arising from a trade union or other labour dispute in any part of the Development.

(3) If the Tenant, at any time during the Term, vacates the Leased Premises and is not carrying on the Permitted Use in the Leased Premises in a bona fide manner, the Landlord may terminate this Lease upon notice to the Tenant specifying the termination date and the provisions of Section 16.4(2) shall apply.

Section 7.2 Nuisance

The Tenant shall conduct the Permitted Use in the Leased Premises in a first-class and reputable manner befitting the Development. Without limitation, the Tenant shall not commit or allow any waste upon, or damage to, the Leased Premises, any nuisance, or any act or omission which disturbs the enjoyment of any other tenant or occupant of premises in the Development or which unreasonably disturbs, interferes with or annoys any person in the immediate vicinity of the Development.

Section 7.3 Compliance with Laws

The Tenant shall promptly comply with and conform to the requirements of every applicable statute, law, by-law, regulation, ordinance and order at any time or from time to time in force during the Term affecting the Leased Premises or the leasehold improvements, trade fixtures, furniture and equipment installed by the Tenant. If any obligation to modify, extend, alter or replace any part of the Leased Premises or any such items is imposed upon the Landlord, the Landlord may at its option either do or cause to be done the necessary work, at the expense of the Tenant, or forthwith give notice to the Tenant to do so within the requisite period of time, failing which the Landlord may by further notice to the Tenant terminate this Lease. The costs of any work done by the Landlord and an Administrative Charge in respect thereof shall be payable by the Tenant to the Landlord forthwith upon demand as Additional Rent.

Section 7.4 Compliance with Rules and Regulations

The Tenant shall observe, perform and comply with the Landlord's rules and regulations for the Development, receipt of a copy of which is acknowledged by the Tenant, and shall cause everyone for whom the Tenant is in law responsible, or over whom the Tenant might reasonably be expected to have control, to do the same. Each such rule and regulation shall, for all purposes, be a covenant in this Lease, and will accordingly be binding as such on the Tenant. The Landlord shall have the right from time to time during the Term to make reasonable amendments, deletions and additions to such rules and regulations. Such rules and regulations, together with all reasonable amendments, deletions and additions made thereto by the Landlord and of which notice shall have been given to the Tenant, shall be deemed to be part of this Lease provided that in the event of a conflict, the provisions of this Lease shall prevail.

Section 7.5 Signs and Advertising

(1) The Development shall be known and identified as "Bow Valley Square" or by such other name as designated by the Landlord from time to time.

(2) The Tenant shall not erect any sign or advertising material upon any part of the Development, including the Leased Premises.

(3) The Tenant shall be entitled to have its name upon the directory board installed by the Landlord in the ground floor lobby of the Building.

(4) The Tenant, at its own expense, shall be entitled to require the Landlord to affix to the entrance of the Leased Premises its name in accordance with the Landlord's uniform scheme of tenant identification in use in the Development or such other scheme as may be approved in writing by the Landlord, which approval may be arbitrarily withheld. At the expiration or sooner termination of the Term the Tenant shall, to the extent that the Tenant has used an identification scheme other than the Landlord's uniform scheme of tenant identification, restore, at its own expense, the entrance of the Leased Premises to the condition it was prior to the affixation of its name and if the Tenant fails to do so, the Landlord may do so and the Tenant shall reimburse the Landlord for all costs and expenses incurred by the Landlord in so doing together with the Administration Charge which shall be payable by the Tenant to the Landlord immediately upon demand.

Section 7.6 Disfiguration, Overloading, etc.

The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Leased Premises and shall not permit or suffer any overloading of the floors thereof or the bringing into any part of the Development or Building (including the Leased Premises) any articles or fixtures that by reason of their weight or size might damage or endanger the structure of the Building.

Section 7.7 Energy Conservation

The Tenant shall comply with any measures the Landlord or any legislative authority may from time to time introduce to conserve or to reduce consumption of energy or to reduce or control other Operating Costs or pay as Additional Rent the cost, to be estimated by the Landlord acting reasonably, of the additional energy consumed by reason of non-compliance with such measures. The Tenant shall also convert to whatever system or units of measurement of energy consumption the Landlord may from time to time adopt.

Section 7.8 Remedial Action

If the Tenant is in breach of any of its obligations or restrictions stipulated in this Article 7, the Landlord may, in addition to any other remedies that it may have hereunder, enter upon the Leased Premises and take such remedial action as is necessary to remedy the breach and repair any damage caused thereby and the Tenant shall forthwith upon demand pay to the Landlord as Additional Rent the Landlord's costs incurred in connection therewith together with an Administrative Charge in respect thereof.

Section 7.9 Security Devices

The Tenant shall obtain, at its expense, additional keys, security access cards and any other similar security devices from the Landlord or the Landlord's agent as required.

Section 7.10 Hazardous Substances

The Tenant shall not cause or permit any hazardous substances (as such term is defined in the Environmental Protection and Enhancement Act, Alberta, or any legislation in pari materia therewith or in substitution therefor, (herein "Hazardous Substance")) to be brought upon, kept or used in or about the Leased Premises without the prior written consent of the Landlord, which consent may be unreasonably or arbitrarily withheld unless the Tenant demonstrates to the Landlord's reasonable satisfaction that such Hazardous Substance (i) is reasonably necessary for the Tenant's use of the Leased Premises, (ii) the Hazardous Substance will be used, kept, stored and disposed of in a manner that complies with all applicable laws and regulations regulating a Hazardous Substance, and (iii) the Tenant will comply with the rules and regulations the landlord may impose in connection with the use, storage or disposal of Hazardous Substances including the posting of security in the form of a letter of credit or other similar security, as determined by the Landlord, acting reasonably.

ARTICLE 8

INSURANCE

Section 8.1 Landlord's Insurance

The Landlord, acting reasonably, shall carry or cause to be carried such insurance with such deductibles and exclusions for the account and benefit of the Landlord as the Landlord from time to time considers useful, expedient or beneficial, and such insurance shall include the following:

(a) insurance against all risks of loss or damage caused by or resulting from fire, lightning, tempest or any additional peril defined in a standard insurance additional perils supplemental contract, including sprinkler leakage, covering all property owned by the Landlord relative to the Development including the Building and the Common Areas, excluding the leasehold improvements in the Leased Premises and all trade fixtures, furniture and stock-in-trade belonging to the Tenant and other tenants of the Development;

(b) insurance against loss of the Landlord's gross profits including loss of Basic Rent and Additional Rent;

(c) insurance against mechanical breakdown, explosion, rupture or failure of boilers, pressure vessels, heating, ventilating and air conditioning equipment, electrical apparatus and other like apparatus owned by the Landlord;

(d) comprehensive general liability insurance with respect to the operation of the Development covering bodily injury, death and damage to property of others; and

(e) insurance against any other form or forms of loss which a Mortgagee may require from time to time.

At the written request of the Tenant the Landlord shall provide the Tenant with a written summary of the Landlord's insurance then in place with regard to the Development.

Section 8.2 Landlord's Policy

(1) Notwithstanding any direct or indirect contribution by the Tenant to the payment of insurance premiums on policies taken out and maintained by the Landlord, the Tenant shall in no circumstances have or be deemed to have any interest in such policies and the Tenant shall have no right to receive any proceeds of insurance from policies carried by the Landlord.

(2) At the request of the Tenant and at its expense, if any, the Landlord will endeavour to obtain a waiver of the insurer's right of subrogation as against the Tenant under the policy described in Section 8.1(a) with respect to any loss covered by such policy provided that such waiver is obtainable by the Landlord from its insurers. Notwithstanding such a waiver and any of the other provisions of this Lease, the Landlord shall retain all of its rights as against the Tenant arising out of any loss or damage to the Development up to the amount of the Landlord's deductible or the amount the Landlord is self insured in respect of any one occurrence.

(3) The Landlord shall not in any way be accountable to the Tenant regarding the use of any insurance proceeds arising from any claim, and the Landlord shall not be obliged to account for such proceeds, or to apply such proceeds to the repair or restoration of that which was insured except to the extent provided herein.

(4) If the Tenant desires to receive indemnity by way of insurance for any property, work or thing whatever including the Tenant's leasehold improvements, the Tenant shall insure same for its own account and shall not look to the Landlord for reimbursement or recovery in the event of loss or damage from any cause.

Section 8.3 Tenant's Insurance

The Tenant shall keep in force during the Term at its own expense the following:

(a) insurance against damage by fire, lightning, tempest or any additional peril defined in a standard fire insurance additional perils supplemental contract including sprinkler leakage, if applicable, in any amount equal to the hill insurable value, calculated on a replacement cost basis without deduction for depreciation, covering all property of every description and kind owned by the Tenant or for which the Tenant is responsible pursuant to this Lease including the leasehold improvements, furniture, trade fixtures, alterations, moveable partitions, additions and all other contents of the Leased Premises and containing a joint loss endorsement or agreement;

(b) comprehensive general liability insurance, including Tenant's legal liability insurance in respect of the Leased Premises, in an amount not less than five million Dollars ($5,000,000), or such greater amount as may be stipulated from time to time by the Landlord in writing, acting reasonably, in respect of injury to or death of one or more than one person and for damage to property, regardless of the number of claims arising as a result of any one occurrence;

(c) business interruption insurance in amounts sufficient to adequately reimburse the Tenant for loss of gross profits or loss of earnings attributable to all perils commonly insured against; and

(d) such other insurance as either the Landlord or any Mortgagee may reasonably require from time to time with respect to the property and operations of the Tenant.

Section 8.4 Tenant's Policy

(1) The Tenant's insurance policies shall be in a form satisfactory to the Landlord and shall be placed with insurers licensed to do business in Canada and shall exclude the exercise of any claim of the insurer or insurers, whether by subrogation or otherwise, against the Landlord and against those for whom the Landlord is in law responsible. All policies of comprehensive general liability insurance shall contain a severability of interest clause and a cross-liability clause as between the Landlord and Tenant.

(2) Each such policy shall name the Landlord as an additional insured as its interest may appear and shall contain a waiver in favour of the Landlord and any Mortgagee, of any breach or violation of any warranties, representations, declarations or conditions contained in such policies.

(3) All such insurance shall be primary insurance and shall not call into contribution any insurance carried by the Landlord or any Mortgagee.

(4) The portion of the proceeds of insurance referred to in Section 8.3(a) payable for the leasehold improvements are hereby assigned to and shall be made payable to the Landlord in priority to all others. If this Lease is not terminated such proceeds received by the Landlord shall be released to the Tenant upon receipt by the Landlord of a certificate of the Landlord's architect stating that repairs to the leasehold improvements to the extent of such proceeds have been satisfactorily completed by the Tenant, free of liens. If the Lease is terminated pursuant to any provision in Article 9, the Tenant shall and does assign to and agrees to pay to the Landlord, the proceeds of its policies of insurance relating to the leasehold improvements, in each case, in an amount equal to the hill replacement cost thereof without any deduction for depreciation.

(5) All policies of insurance shall contain a provision requiring that at least thirty (30) days written notice be given to the Landlord by the insurer prior to cancellation or expiry and the Tenant shall obtain undertakings from all insurers to that effect.

(6) The Tenant shall, ten (10) days prior to the Commencement Date and ten (10) days prior to the expiry of any insurance required to be carried by the Tenant, deliver certificates of insurance to the Landlord in a form acceptable to the Landlord, and, if required, certified copies of each insurance policy. Receipt by the Landlord of certificates of insurance or certified copies of insurance policies from the Tenant shall in no way act as confirmation by the Landlord that the Tenant's insurance complies with the terms of this Lease and shall not be construed as a waiver with regard to the Tenant's obligations to insure.

(7) If the Tenant fails to perform its obligations pursuant to Section 8.3 or 8.4, the Landlord shall have the right, but not the obligation, to perform such obligations and to pay the costs or premium therefore and in such event the Tenant shall repay to the Landlord, as Additional Rent, forthwith on demand, the amount paid by the Landlord, together with an Administrative Charge in respect thereof.

(8) The acquisition and maintenance by the Tenant of the insurance policies as required pursuant to Section 8.3 shall not limit or restrict the liability of the Tenant under this Lease. Notwithstanding any other provisions of this Lease, the Tenant hereby releases the Landlord, and any Party for whom the Landlord is legally responsible, from any liability for loss to the extent of all insurance proceeds paid under the policies of insurance maintained by the Tenant or which would have been paid if the Tenant had maintained the insurance it is required to maintain under this Lease and had diligently processed any claims thereunder.

Section 8.5 Premium Increases and Cancellation

The Tenant shall promptly comply with all requirements of the insurance underwriters for the Landlord and any Mortgagee regarding the use and occupation of the Leased Premises, and the Tenant shall not do, omit, or permit to be done or omitted anything which shall cause any insurance premium with respect to the Development or any part thereof to be increased, or which may cause any policy or insurance with respect to the Development to be cancelled. If any insurance premium shall be so increased the Tenant shall pay to the Landlord forthwith upon demand the amount of such increase. If any insurer threatens to cancel, cancels or refuses to renew any insurance policy of the Landlord upon the Development by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant, the Tenant shall forthwith remedy or rectify such use or occupation within the time limit required by the insurer upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to do so, the Landlord may, at its option, without prejudice to any other rights it may have, terminate this Lease by notice to the Tenant and thereupon the provisions of Section 16.4 shall apply, the Tenant shall immediately deliver up vacant possession of the Leased Premises to the Landlord, and the Landlord shall have the right to reenter the Leased Premises.

ARTICLE 9
REPAIR AND DAMAGE

Section 9.1 Landlord's Obligations

The Landlord shall at all times during the Term keep the Development (other than the Leased Premises and premises of other tenants) in a good and substantial state of repair, consistent with the general standards of comparable office buildings in the City of Calgary, including the foundation, subfloor, bearing walls, columns, beams, roof, exterior walls, systems for interior climate control, elevators, entrances, stairways, corridors, lobbies and washrooms used in common by the Tenant and other tenants of the Development, provided that such obligation is subject to reasonable wear and tear and Section 9.3. Subject to
Section 2.2, the Landlord shall also repair defects in construction performed, or installations made by the Landlord in the Leased Premises.

Section 9.2 Tenant's Obligations

(1) The Tenant shall at all times during the Term, subject to Section 9.3, at its own expense keep the Leased Premises, including all leasehold improvements and fixtures therein (and including those portions of the HVAC System which serve the Leased Premises, and do not form part of the Common Areas), in a good and substantial state of repair consistent with the general standards of comparable office buildings in the City of Calgary, excepting (i) reasonable wear and tear, and (ii) repairs to be made by the Landlord under Section 9.1.

(2) At the expiration or sooner termination of the Term, the Tenant will peaceably surrender and give up the Leased Premises in good and proper repair and operating condition, in accordance with the provisions of Section 9.2(1), without notice from the Landlord unless otherwise required by this Lease, any right or notice to quit or vacate otherwise being expressly waived by the Tenant, any law, usage or custom to the contrary notwithstanding.

Section 9.3 Damage, Abatement and Termination

The Landlord and the Tenant agree that:

(a) if there is damage to the Leased Premises caused by any casualty in respect of which the Landlord is required to insure against pursuant to Section 8.1 or in respect of which the Landlord has insured against and if the damage is such that the Leased Premises or any substantial part thereof are rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business, then:

       (i) from and after the date of the occurrence of the damage, the Basic Rent payable under Section 4.1 and the Tenant's Proportionate Share of Occupancy Costs payable under Section 4.4 shall abate until at least a substantial part of the Leased Premises is again reasonably capable of such use and occupancy for the purpose aforesaid, such abatement to be from time to time in the proportion that the Rentable Area of the part or parts of the Leased Premises rendered not reasonably capable of such use and occupancy bears to the Rentable Area of the Leased Premises provided that to the extent that any part of the Leased Premises is not reasonably capable of use and occupancy by reason of damage which the Tenant is obliged to repair, any abatement of Rent to which the Tenant is otherwise entitled shall not extend beyond the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed; and

       (ii) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be, will repair such damage with all reasonable diligence (according to their respective obligations to repair set forth in Sections 9.1 and 9.2);

(b) in the event that:

       (i) premises, whether of the Tenant or other tenants of the Building, comprising in the aggregate twenty-five percent (25%) or more of the Rentable Area of the Building are substantially damaged or destroyed by any cause; or

       (ii) the Leased Premises are damaged or destroyed by any cause such that, in the reasonable opinion of the Landlord, such damage cannot with reasonable diligence be repaired within 180 days after the occurrence thereof; or

       (iii) portions of the Development which affect access or services essential to the Leased Premises are damaged or destroyed by any cause such that, in the reasonable opinion of the Landlord, such damage cannot with reasonable diligence be repaired within 180 days after the occurrence thereof then the Landlord may at its option, exercisable by notice to the Tenant given within ninety (90) days of the occurrence of such damage or destruction, terminate this Lease, in which event the Tenant shall forthwith deliver up possession of the Leased Premises to the

Landlord and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under Section 9.3(a)(i));

(c) any certificate of an Expert shall be conclusive as to the percentage of the Leased Premises or Common Area, or of the Building which is destroyed or damaged or capable of use and occupancy by the Tenant, the state of completion of any work or repair of either the Landlord or Tenant, and the computation of the area of any premises including the Leased Premises, and the length of time required for the repair, with reasonable diligence, of any damage or destruction; and

(d) in repairing or rebuilding the Building or the Development in accordance with its repair obligations the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate any or all of the Common Areas and other improvements to the Building or the Development, including the Leased Premises, provided that the Leased Premises as altered or relocated shall be of substantially the same size and in all material respects comparable to or better than the original Leased Premises.

ARTICLE 10
TAXES

Section 10.1 Taxes Payable by the Landlord

The Landlord shall pay all Property Taxes, subject to Section 10.2, provided that it may defer such payments or compliance with any taxing statute, law, by-law, regulation or ordinance to the fullest extent permitted by law, so long as it diligently pursues any contest or appeal of any such taxes.

Section 10.2 Taxes Payable by the Tenant

(1) If separate real property tax bills and separate real property assessment notices for the Leased Premises are not issued, the Tenant shall pay monthly in advance, in accordance with Section 4.4, the Tenant's Proportionate Share of the Property Taxes.

(2) If separate real property tax bills and separate real property assessment notices for the Leased Premises are issued, the Tenant shall:

       (a) pay promptly when due to the taxing authorities all Property Taxes levied, rated, charged or assessed from time to time against the Leased Premises, or any part thereof, and forthwith provide the Landlord with evidence of payment upon request; and

       (b) provide the Landlord with a copy of each separate real property tax bill and separate assessment notice within ten (10) days after receipt, provided that if the Landlord so elects by notice to the Tenant, the Tenant shall, to the extent permitted by law, pay such Taxes to the Landlord in equal monthly installments in advance, adding such amounts to the monthly installments of the Tenant's Proportionate Share otherwise payable in accordance with Section 4.4.

Section 10.3 Business Taxes and Other Taxes of the Tenant

The Tenant shall pay promptly when due to the taxing authorities or to the Landlord, if it so directs, all taxes, rates, duties, levies and assessments whatsoever, including Business Taxes and Rental Taxes, whether municipal, parliamentary or otherwise, levied, imposed or assessed in respect of operations at, occupancy of, or conduct of business in or from the Leased Premises by the Tenant or any other permitted occupant. The Tenant shall also pay to the Landlord promptly on demand an amount equal to any of the following taxes the Landlord may determine to recover from the Tenant, and any amounts so paid by the Tenant to the Landlord (and by other tenants under corresponding clauses of other leases) shall be excluded from the determination of Property Taxes:

       (a) all taxes charged in respect of all leasehold Improvements and trade fixtures and all furniture and equipment made, owned or installed by or on behalf of the Tenant in the Leased Premises; and

       (b) if by reason of the act, election or religion of the Tenant or any subtenant, licensee or occupant of the Leased Premises, the Leased Premises or any part of them shall be assessed for the support of separate schools, the amount by which the taxes so payable exceed those which would have been payable if the Leased Premises had been assessed for the support of public schools, shall be payable by the Tenant forthwith upon demand.

If and so long as the Landlord elects not to separately determine and collect from the tenants of the Building directly amounts which would otherwise be payable by the Tenant under this Section 10.3 (and by other tenants under comparable provisions of other leases of premises in the Building) the taxes described herein shall form part of the Property Taxes, without prejudice to the right of the Landlord to make any such determination in the future, either generally or in the case of the Tenant or any other tenant.

Section 10.4 Postponement

The Landlord may postpone payment of any taxes payable by it pursuant to Section
10.1 and the Tenant may, subject to Section 10.6, postpone payment of any taxes, rates, duties, levies and assessments payable by it under Section 10.3 in each case to the extent permitted by lay if either Party is proceeding in good faith with an appeal against the imposition thereof, provided that in the case of a postponement by the Tenant such postponement does not render the Development, or any part thereof, subject to imminent sale or forfeiture or render the Landlord liable to prosecution, fine or other liability.

Section 10.5 Tenant 10 Deliver Receipts

Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all taxes, rates, duties, levies and assessments payable by the Tenant under this Article and furnish such other information in connection therewith as the Landlord may reasonably require.

Section 10.6 Assessment Appeals

The Landlord alone shall be entitled to conduct any appeal from any governmental assessment or determination of Property Taxes or Inc value of Inc Building or Development or any portion thereof whether or not the assessment or determination affects the amount to be paid by the Tenant.

ARTICLE 11
ASSIGNMENT AND SUBLETTING

Section 11.1 Permitted Occupants

The Tenant shall not permit any part of the Leased Premises to be used or occupied by any person other than the Tenant and its employees and any subtenant or assignee permitted under Section 11.2 and the employees of such subtenant or assignee, nor shall it permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenant or assignee and their respective employees, customers and others having lawful business with them.

Section 11.2 Assignment or Subletting

(1) The Tenant shall not assign this Lease or any part thereof, nor sublet or part with or share the occupation. control or possession of the Leased Premises or any part thereof without the prior written consent of the Landlord. The prohibition against assignment and subletting includes assignments or sublettings by operation of law including an assignment resulting from the merger or consolidation of the Tenant. If at any time, the Tenant wishes to assign this Lease or to sublet the whole or any part of the Leased Premises, or part with or share the occupation, control or possession of the whole or any part of the Leased Premises (herein sometimes referred to as a "Transfer") the Tenant shall give notice to the Landlord (i) which shall include an offer by the Tenant to the Landlord to have the Landlord act as the Tenant's broker with respect to any assignment and subletting (the "Brokerage Offer") and (ii) which shall include a first offer to surrender this Lease (the "Surrender Offer") in respect of the whole or any part of the Leased Premises (the "Subject Area") which the Tenant wishes to Transfer. Notice of the Tenant's intent to assign or sublet, of the Brokerage Offer and the Surrender Offer shall be given to the Landlord not less than ninety (90) days prior to the date on which the Tenant proposes that the surrender be effective. The Landlord shall have a period of fifteen (15) Business Days after such notice is given to accept or to decline the Brokerage Offer and the Surrender Offer. If the Landlord declines the Brokerage Offer or does not respond thereto, within such period, the Tenant shall be free to retain such brokerage firm as the Tenant considers appropriate. If the Landlord elects to act as the Tenant's broker, the brokerage agreement shall be consistent with industry standards, as determined by the Landlord acting reasonably. If the Landlord accepts the Surrender Offer, then this Lease shall terminate with respect to the Subject Area on the date proposed in the Surrender Offer (or if none is proposed, upon a date selected by the Landlord), unless the Tenant notifies the Landlord in writing within three (3) Business Days after receiving notice from the

Landlord of such termination, that the Tenant has decided not to proceed with the Transfer. The Landlord shall, in addition to the right of termination set out in the preceding sentence, have the right to sublease from the Tenant, the Subject Area on the same terms and conditions as set out in any proposed subletting by the Tenant, except in respect of the Basic Rent which shall be the lesser of the Basic Rent payable by the Tenant under this Lease or the Basic Rent specified in such proposed subletting and the Landlord shall have the further right thereafter to sublease the subject area without requiring the further consent of the Tenant as sublessor and to terminate this Lease in respect of the subject area by giving written notice to the Tenant.

(2) If the Landlord declines the Surrender Offer or does not respond within the aforesaid time period, the Tenant shall be free to Transfer this Lease or sublet the Subject Area provided that the Tenant shall have received or procured a bona fide written offer therefor which is not inconsistent with, and the acceptance of which would not breach, any provision of this Lease including Section 7.1 (if this Section 11.2 is complied with) and which the Tenant has determined to accept subject to this Section 11.2 being complied with, and the Tenant shall have first requested and obtained the consent of the Landlord to such Transfer. Any request for the Landlord's consent shall be accompanied by a true copy of such offer and all information available to the Tenant, or any additional information requested by the Landlord, as to the responsibility, reputation, financial standing, business of, and intended use of the Leased Premises by, the proposed Transferee. The consent of the Landlord shall not be unreasonably withheld provided that, without limitation, the Landlord shall not be deemed to be unreasonably withholding its consent if it refuses such consent upon the basis that (i) such offer provides for a rental which is less than the rental payable under this Lease, or is less than fair market rental as determined by the Landlord acting reasonably, or (ii) such offer is made by, or the proposed assignment is in favour of, any existing occupant of the Development, or (iii) the intended use is not in accord with Section 7.1, or (iv) the intended use would cause the Landlord to be in breach of an obligation it may have to another tenant in the Development, or (v) any other basis consistent with sound business principles as determined by the Landlord, acting reasonably.

(3) if the Landlord refuses to provide its consent under this Section 11.2, the Tenant's remedy shall be restricted to an application to a court of competent jurisdiction for an order determining the matter but under no circumstances whatsoever shall any refusal by the Landlord to provide its consent give rise to any right on the part of the Tenant to terminate or repudiate this Lease or render the Landlord in any way liable to the Tenant for damages as a result thereof or otherwise.

(4) If such consent is given, the Tenant shall effect the Transfer, only upon the terms set out in the offer submitted to the Landlord. The Landlord may require as a condition of its consent that:

       (a) a Transfer agreement satisfactory to the Landlord be executed by the Tenant and the transferee,

       (b) the proposed transferee agree with the Landlord to observe and to perform all the obligations of the Tenant under this Lease, and

       (c) the Tenant agrees with the Landlord that:

              (i) in the case of an assignment, if the Tenant is to receive from any assignee, either directly or indirectly, any consideration or premium for the assignment of the Lease, either in the form of cash, goods or services, the Tenant shall forthwith pay any amount equal to such consideration to the
Landlord: or

              (ii) In the case of a subletting, if the Tenant receives a rental, consideration or premium in the form of cash, goods or services or other consideration from the subtenant which is higher than the rental payable under this Lease (on a per square foot basis) to the Landlord for the Subject Area, the Tenant shall pay any such excess to the Landlord in addition to all rentals and other costs payable hereunder.

(5) No consent of the Landlord to a Transfer shall be effective unless given in writing and executed by the Landlord. No such consent shall be deemed or presumed by any act or omission of the Landlord or by the Landlord's failure to respond to any request for a Transfer or by the Landlord accepting any payment in any amount payable hereunder from any party other than the Tenant. Without limiting the generality of the foregoing, the Landlord may collect Rent and any other amounts from any transferee and apply the amount collected to any Rent and the collection or acceptance of any Rent shall not be deemed to be a waiver of the Landlord's right under this Article 11 nor an acceptance or a consent to any such Transfer or a release of any of the Tenant's obligations under this Lease. No Transfer and no consent by the Landlord to any Transfer shall constitute a waiver of the necessity to obtain the Landlord's consent to a subsequent or other Transfer.

(6) Whether or not the Landlord consents to any request as aforesaid, the Tenant shall pay to the Landlord all reasonable costs incurred by the Landlord, including legal fees, in considering any consent and in completing any of the documentation involved in implementing any Transfer.

(7) Any advertisement of the Leased Premises or a portion thereof as being available for assignment, sublease or otherwise without the written approval of the Landlord as to the form and content of such advertisement is prohibited, which approval may be granted by the Landlord in its sole discretion.

Section 11.3 Change In Control

(1) For the purpose of this Section 11.3, "change in control" means (in the case of any corporation or partnership) the transfer by sale, assignment, amalgamation, transmission on death, trust, operation of law or otherwise of any shares, interest or voting rights which may result in a change of identity of the Party exercising, or who might exercise, effective control of such corporation or partnership,

(2) This Section shall not apply to a change in control of the Tenant if and so long as the Tenant is a Public Corporation, or to a change in control of an Eligible Corporation which controls the Tenant, if and so long as such Eligible Corporation is a Public Corporation and provided further that, in either case, such change of control does not affect the continuity of the existing management of the Tenant and of its business practices and policies. For the purposes of this Section "Public Corporation" means a corporation the shares of which are listed on any recognized stock exchange in Canada or the United States.

(3) If after the date of execution of this Lease there is a change in control, either of the Tenant or of an Eligible Corporation which controls the Tenant, or if other steps are to be taken to accomplish a change of control, the Tenant shall promptly notify the Landlord of the change, which will be considered to be an assignment of this Lease to which Section 11.2 applies. If the Tenant does not notify the Landlord, the Landlord may terminate this Lease within sixty (60) days after the Landlord learns of the change in control. The Tenant shall make available to the Landlord or its lawful representatives for inspection at all reasonable times. all relevant books and records of the Tenant and of any Eligible Corporation which controls the Tenant, to enable the Landlord to ascertain whether there has been a change of control.

Section 11.4 Surrender

If the Landlord accepts the Tenant's offer 10 surrender the whole or any part of the Leased Premises pursuant to Section 11.2, the Tenant shall do so upon the date specified in the notice of offer to surrender accepted by the Landlord. If the whole of the Leased Premises is required to be surrendered, all Rent shall be apportioned and paid to the date of surrender. If a part of the Leased Premises is required to be surrendered, all Rent payable under this Lease which is fairly attributable to such part, shall be apportioned by the Landlord and paid to the date of surrender of such part, and Rent for the remaining portion of the Leased Premises not so surrendered shall thereafter be adjusted consistent with such apportionment made by the Landlord, and the Tenant's Proportionate Share shall be redetermined. The Tenant shall reimburse the Landlord for the cost of partitioning, entrances and separate services and all other work required to make the part so surrendered become functionally separate and suitable for separate use and occupancy, together with an Administrative Charge in respect thereof. The Tenant shall be responsible for any appropriate modifications which are necessary in the portion of the Leased Premises retained by the Tenant. At the Landlord's request, the Tenant shall enter into an amendment to this Lease to document such surrender.

Section 11.5 Continuing Obligations

(1) The Landlord's consent to any Transfer shall not release the Tenant from its obligation to perform fully all the terms, covenants and conditions of this Lease on its part to be performed.

(2) Any refusal of or failure to respond to an offer made to the Landlord to surrender this Lease pursuant to Section 11.2 shall not relieve the Tenant of the obligation to again offer to the Landlord to surrender the Subject Area pursuant to such Section if the Transfer contemplated at the time of such previous offer to surrender occurred more than six months prior to the date of the subsequent intended assignment or subletting.

Section 11.6 Assignment by Landlord

If the Landlord transfers the Development or the Building or any interest in the Development or Building, the Landlord shall, upon assumption of the obligations of the Landlord hereunder by the transferee and upon the agreement of the transferee to perform the Landlord's covenants and without further written agreement, be freed and relieved of liability with respect to such covenants and obligations.

ARTICLE 12
STATUS CERTIFICATES, ATTORNMENT, SUBORDINATION

Section 12.1 Status Certificates

The Tenant shall, as the Landlord may direct, at any time and from time to time execute and deliver to the Landlord a statement in writing, in the form supplied by the Landlord, certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modification and stating that the Lease is in full force and effect as modified), the Commencement Date, the amount of the Basic Rent, Additional Rent and other amounts then being paid hereunder, the dates to which such rent and amounts payable hereunder have been paid, the particulars and amounts of insurance policies on the Leased Premises in which the interest of the Tenant is noted, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, and certifying any other particulars that the Landlord may reasonably request. Any such statement may be conclusively relied on by any prospective purchaser or any Mortgagee or any prospective Mortgagee, save as to any default on the part of the Landlord of which the Tenant does not have knowledge at the date thereof.

Section 12.2 Subordination and Attornment

Unless otherwise expressly agreed by the Landlord, this Lease and the rights of the Tenant hereunder shall be subject and subordinate to all existing or future Mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof. Whenever requested by the Landlord or a Mortgagee, the Tenant shall enter into an agreement with the Mortgagee whereby the Tenant postpones or subordinates this Lease to the interest of any stipulated Mortgagee, and agrees that if such Mortgagee becomes a mortgagee in possession or realizes on its security, it shall attorn to such Mortgagee as a tenant upon all the terms of this Lease, provided that such Mortgagee shall enter into an agreement with the Tenant which shall provide that (i) such Mortgagee shall not disturb the Tenant and will permit the Tenant 10 remain in possession of the Leased Premises pursuant to the Terms of this Lease so long as the Tenant is not in default hereunder and has failed to remedy such default, and (ii) the Mortgagee shall not be liable for any acts, omissions or defaults of the Landlord under the Lease or at law or for any obligations required to be observed or performed by the Landlord prior to the date that the Mortgagor becomes a mortgagee in possession or realizes on its security.

Section 12.3 Attorney

The Tenant shall, upon request of the Landlord or the Mortgagee or any other person having an interest in the Development, execute and deliver within ten
(10) days such instruments and certificates to carry out the intent of this
Article 12 as are requested by the Landlord. If ten (10) days after the date of a request by the Landlord to execute any such instruments or certificates the Tenant has not executed the same, the Landlord shall give the Tenant a further request to execute such instruments or certificates which shall set out the consequences of the Tenant's failure to execute such instruments and certificates. If the Tenant fails to deliver such instruments and certificates appropriately executed after the expiry of ten (10) days following the second request, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.

ARTICLE 13
LIMITATION OF LIABILITIES AND INDEMNITY

Section 13.1 Unavoidable Delay

Except as otherwise expressly provided in this Lease, if and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted by reason of Unavoidable Delay in the fulfillment of any obligation hereunder, other than a monetary obligation, it shall be deemed not to be in default in the performance of such obligation, and any period for the performance of such obligation shall be extended accordingly and the other Party to this Lease shall not be entitled to any compensation for any loss, inconvenience, nuisance or discomfort thereby occasioned, or to any other remedy in respect thereof.

Section 13.2 Waiver

(1) If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach or non-observance by the other party of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach or non-observance, and no such waiver shall be effective unless expressed in writing.

(2) The acceptance of Rent by the Landlord from the Tenant or any other Party will not be considered to be a waiver of a breach by the Tenant of a term, covenant or condition of this Lease, regardless of the knowledge by the Landlord of the breach at the time of acceptance of the Rent.

Section 13.3 No Claim for Inconvenience

The Landlord shall, in no event be liable for direct, indirect or consequential damage or damages to the Tenant nor shall the Tenant be entitled to any compensation or to any repayment or reduction in Rent by reason of any interruption, inconvenience, nuisance or discomfort arising from the repair, renovation, alteration, rebuilding or expansion of any portion of the Development (including the Common Areas) or any construction or other work on the Lands provided the Landlord uses its reasonable efforts to minimize such interruption, inconvenience, nuisance or discomfort.

Section 13.4 Limitation of Landlord's Liability

The Landlord shall not be liable or responsible in any way for any death or any injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any other person who may be upon the Leased Premises, or for any loss or damage or injury to any property belonging to the Tenant or its employees or to any other person while such property is on the Leased Premises unless caused by or resulting from the negligent acts or omissions of the Landlord or those for whom it is responsible. Without limiting the generality of the foregoing, the Landlord shall not be, except as provided in the preceding sentence, liable for any damage or damages of any nature whatsoever to persons or property on the Leased Premises caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage or snow or ice removal, by the interruption of any public utility or service, by steam, gas, water, rain, snow, or other substances leaking, issuing or flowing into any part of the Leased Premises, or by anything done or omitted to be done by any tenant, occupant or person in the Development or any damage to the Leased Premises or the contents thereof incurred by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake in any examination thereof or any work therein.

Section 13.5 Indemnity by Tenant

The Tenant shall and does hereby indemnity the Landlord and its servants, agents, employees and any other Party for whom the Landlord is responsible in law and other tenants and occupants of the Development and shall hold the Landlord and each such Party harmless from and against any and all liabilities, claims, damages, losses and expenses, including all legal fees and disbursements which it or they may suffer or incur, due to, arising from or to the extent contributed by:

       (a) any breach by the Tenant of any of the provisions of this Lease,

       (b) any act, omission, negligence or wilful misconduct of the Tenant or any Party for whom the Tenant is responsible at law occurring on the Leased Premises or elsewhere on or about the Development;

       (c) the use or occupancy of the Leased Premises or of any equipment, machinery or articles in the Leased Premises,

       (d) any injury, death or damage to persons or property of the Tenant or its servants, agents, employees, customers, contractors or any persons on the Development by or with the invitation, license or consent of the Tenant; and

       (e) any damage, destruction or need of repair to any part of the Development caused by any act, omission, negligence or wilful misconduct of the Tenant or any Party for whom the Tenant is in law responsible, except to the extent such liabilities, claims, damages, losses and expense were caused by or contributed to by the negligent acts or omissions of the Landlord or any Party for whom the Landlord is responsible in law.

Section 13.6 Limitations of Tenant's Liability

Notwithstanding the provisions of Section 13.5, the Landlord hereby releases the Tenant, and any Party for whom the Tenant is responsible in law from any liability for loss or damage to the Development to the extent that such loss or damage exceeds the insurance and the insurance limits maintained or required to be maintained by the Tenant pursuant to Section 8.3.

Section 13.7 Environmental Indemnity

The Tenant acknowledges and agrees with the Landlord that the limitation on the Tenant's liability as set out in Section 13.6 shall not apply if the Landlord suffers or incurs any liability, claim, damage, loss or expense including legal fees (on a solicitor client basis) and disbursements by reason of the Tenant causing or permitting a Hazardous Substance to be brought upon, kept or used in or about the Leased Premises and the indemnity set out in Section 13.5 shall apply without any limitation whatsoever.

ARTICLE 14
ACCESS

Section 14.1 Entry by Landlord

The Landlord and its authorized agents, employees and contractors shall be permitted, at any time and from time to time, upon 24 hours' prior written notice to the Tenant (except in an emergency, when no notice shall be required) to enter the Leased Premises to inspect, provide services and maintenance, make repairs, alterations, improvements or additions to the Common Areas or to the other parts of the Development or to gain access to utilities and services. In exercising its rights hereunder the Landlord shall use reasonable efforts to minimize interference with the Tenant's business and provided the Landlord uses such reasonable efforts, the Tenant shall not be entitled to a diminution or abatement of Rent or compensation for any interruption, inconvenience, nuisance or discomfort caused thereby.

Section 14.2 ExhibIting Leased Premises

The Tenant will, on reasonable notice, permit the Landlord or the agents of the Landlord to exhibit the Leased Premises to prospective tenants at all reasonable hours during the last six (6) months of the Term. The Landlord shall further have the right to enter upon the Leased Premises at all reasonable hours during the Term for the purpose of exhibiting the Building to any prospective purchaser or mortgagee.

Section 14.3 Excavation

The Tenant shall upon reasonable notice grant entrance to the Leased Premises for the performance of such work as the Landlord considers necessary to preserve the structure of the Building from injury or damage from any excavation or other construction upon the Lands and to support the same in any appropriate manner. In exercising its rights hereunder the Landlord shall use reasonable efforts to minimize interference with the Tenant's business and provided the Landlord uses such reasonable efforts, the Tenant shall not be entitled to a diminution or abatement of Rent or compensation for any interruption, inconvenience, nuisance or discomfort caused thereby.

ARTICLE 15
ALTERATIONS AND ADDITIONS

Section 15.1 Landlord's Alterations

The Landlord, at any time and from time to time and without compensation to the Tenant, may:

       (a) make alterations or additions to, change the location of, expand or reduce, and build structures adjoining any part of, any buildings, facilities, improvements and areas from time to time on the Lands, other than the Leased Premises, but including, without limitation, the Common Areas;

       (b) make alterations or additions to, or change the location of, the Leased Premises or any facilities in the Leased Premises if:

              (i) the Rentable Area of the Leased Premises is not substantially changed; and

              (ii) the Landlord makes such alterations or additions or change of location at its expense, completes the finishing or fixturing of the Leased Premises to the standard existing before the alterations, additions or change of location and pays the Tenant's cost of moving and other reasonable direct costs incurred by the Tenant;

       (c) deal with the Lands as it deems appropriate in its absolute discretion including, without limitation, dedicating or conveying portions of the Lands to any municipal or other public authority or other Party and granting easements, rights-of-way or other interests in the Lands; and

       (d) construct on the Lands such buildings, structures, facilities, roadways and other improvements as it deems appropriate in its absolute discretion including, without limitation, multiple deck, elevated or underground parking facilities, and in each case the Landlord shall use all reasonable efforts not to disturb or interfere with the Tenant's use and enjoyment of the Leased Premises any more than is reasonably necessary in the circumstances.

Section 15.2 Tenant's Alterations

(1) The Tenant shall not make, erect, or install any partitions (including moveable partitions), leasehold improvements, alterations or fixtures (including trade fixtures) in or about the Leased Premises without the prior written consent of the Landlord acting reasonably. All such work shall be performed in accordance with and subject to the Landlord's construction procedures for the Development. If the Tenant performs any work without complying with the provisions of this Section and does not remove it upon notice, the Landlord shall have the right to do so and to restore the Leased Premises to their previous condition, in which case the Tenant shall pay to the Landlord as Additional Rent the costs of such work, together with an Administrative Charge in respect thereof. All partitions, leasehold improvements, alterations or fixtures made, erected or installed in the Leased Premises, whether made pursuant to this Section 15.2 or otherwise, shall become the property of the Landlord upon installation or affixation without compensation therefor but without the Landlord having or thereby accepting any responsibility with respect to the maintenance, repair, replacement or insurance thereof, all of which is and shall be the Tenant's responsibility, but subject to the rights and obligations of the Tenant respecting removal thereof as provided in this Section.

(2) The Landlord may by notice to the Tenant, require the removal prior to the end of the Term, at the expense of the Tenant, of all partitions, leasehold improvements, alterations or fixtures and the restoration of the Leased Premises to the same condition that they were in prior to their making, erection or installation, such work to be done by or at the direction of the Landlord.

(3) Subject to Section 15.2(2), upon the expiration or other termination of this Lease, all partitions, leasehold improvements, alterations or fixtures made, erected or installed upon the Leased Premises (including carpeting and light fixtures) shall remain upon and be surrendered with the Leased Premises as a part thereof and any trade fixtures not removed by the Tenant shall be and become the property of the Landlord absolutely, provided that if the Tenant has paid the Rent and performed the covenants and conditions herein contained, it shall, at the end of the Term, have the right to remove its trade fixtures but shall make good the damage caused to the Leased Premises by their installation or removal; if the Tenant fails to do so the Landlord shall have the right to perform such work, in which case the Tenant shall pay the Landlord as Additional Rent the costs of such work, and an Administrative Charge in respect thereof.

(4) No trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises during the Term except that the Tenant may remove its furniture and equipment in the usual and normal course of its business, if excess for its purposes, or if it is substituting new furniture and equipment.

Section 15.3 Liens

The Tenant shall comply with all the provisions of the Builders Lien Act (Alberta) and other statutes from time to time applicable to any work done on or improvements made to the Leased Premises by or on behalf of the Tenant (including any provision requiring or enabling holdbacks) and shall take all steps necessary to ensure that no lien shall attach to the Leased Premises or any part of the Development. If any lien or certificate of lis pendens with respect thereto is registered, the Tenant shall immediately cause the lien or the certificate of lis pendens, or both, as the case may be, to be discharged and any registration thereof vacated, and if such lien or certificate of lis pendens or both, as the case may be, shall not have been discharged and the registration thereof vacated within a period of fifteen (IS) Business Days after the Landlord gives the Tenant notice requiring it to do so, the Landlord shall be entitled to make such payment or take such action as may be necessary or expedient to discharge such lien and the registration thereof. The Tenant shall, forthwith on demand and as Additional Rent, indemnify and reimburse the Landlord for any payment, cost or expense (including reasonable legal fees on a solicitor-client basis) incurred by the Landlord in taking any action permitted under this Section including an Administrative Charge in respect thereof.

ARTICLE 16
REMEDIES OF LANDLORD ON TENANT'S DEFAULT

Section 16.1 Remedying by Landlord

In addition to all rights and remedies available to the Landlord by any provision of this Lease or any applicable law, in the event of default by Tenant, and the Tenant's failure to remedy such default within the applicable time period for the remedying of such default as set Out in this Lease, the Landlord shall have the right to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments which appear to be payable by the Tenant to third parties, and may enter upon the Leased Premises to do work or other things therein on not less than five (5) Business Days notice to the Tenant, or without notice in the event of an emergency; all costs and expenses of the Landlord in remedying or attempting to remedy such default including, without limitation, legal fees on a solicitor and client basis, and an Administrative Charge in respect of all such costs (except legal fees), shall be payable by the Tenant to the Landlord as Additional Rent forthwith upon receipt of invoice, or, If expressly provided herein, upon demand.

Section 16.2 Right to Re-enter

If and when,

       (a) the Tenant fails to pay any Rent or other sums due hereunder on the day or dates appointed for the payment thereof; or

       (b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in Subparagraphs
(c) to (I) inclusive, for which no notice shall be required) provided the Landlord first gives the Tenant ten (10) days, or such shorter period of time as is otherwise provided herein, written notice of any such failure to perform, and the Tenant within such period of ten (10) days fails to commence diligently and thereafter to proceed diligently to cure any such failure to perform; or

       (c) the Tenant or any agent of the Tenant falsifies any report required to be furnished to the Landlord pursuant to this Lease; or

       (d) the Tenant or any indemnifier of this Lease or any Party occupying the Leased Premises or any part thereof becomes bankrupt or insolvent or takes benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

       (e) a receiver, a receiver and manager or liquidator is appointed for all or a portion of the Tenant's property or such Indemnifier's, or occupant's property; or

       (f) any step is taken or any action or proceeding is instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of the Tenant or its assets; or

       (g) the Tenant makes a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to an assignee or sublessee pursuant to permitted assignment or subletting hereunder); or

       (h) the Tenant abandons or attempts to abandon the Leased Premises, or sells or disposes of the goods and chattels of the Tenant or removes them from the Leased Premises so that there would not in the event of such sale or disposal be sufficient goods of the Tenant on the Leased Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least twelve (12) months; or

       (i) the Tenant assigns, transfers, encumbers, sublets or permits the occupation or use or the parting with or sharing possession of all or any part of the Leased Premises by anyone except in a manner permitted by this Lease; or

       (j) this Lease or any of the Tenant's assets are taken under any writ of execution or similar legal process; or

       (k) re-entry is permitted under any other terms of this Lease,

then and in every such cash the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or by law, has the immediate right of re-entry upon the Leased Premises and it may repossess the Leased Premises and enjoy them as of its former estate, and it may exel all persons and remove all property from the Leased Premises, and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

Section 16.3 Bankruptcy of Tenant

If the Term or a substantial portion of the goods and chattels of the Tenant on the Leased Premises at any time during the Term are seized or taken in execution or attachment by a creditor of the Tenant, or if the Tenant makes an assignment for the benefit of creditors or if a receiver, receiver and manager or liquidator is appointed to control the conduct of the business on or from `he Leased Premises, or if the Tenant becomes bankrupt or insolvent or takes the benefit of a statute now or hereafter in force for bankrupt or insolvent debtors, or if an order is made for the winding-up of the Tenant, or if the Leased Premises, without the written consent of the Landlord, become and remain vacant or abandoned for a period of five (5) consecutive days or arc used or occupied by any persons other than those entitled to do so under the terms of this Lease, the next ensuing three (3) months' Rent immediately will become due and payable as accelerated rent and the Landlord may reenter and take possession of the Leased Premises as though the Tenant or the servants of the Tenant or any other occupant of the Leased Premises were holding over after the expiration of the Term, and this Lease, at the option of the Landlord exercisable by written notice to the Tenant, forthwith will become forfeited and determined. In every one of the cases mentioned herein, the accelerated rent will be recoverable by the Landlord in the same manner as the Rents hereby reserved and as if Rent were in arrears.

Section 16.4 Termination

(1) If and whenever the Landlord becomes entitled to re-enter the Leased Premises under any provision of this Lease, in addition to all other rights and remedies, it shall have the right to terminate this Lease forthwith by leaving upon the Leased Premises written notice of such termination. If such notice is given, pursuant to this or any other provision of this Lease, this Lease and the Term shall terminate; Basic Rent and all other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

(2) If the Landlord terminates this Lease for any breach, in addition to other remedies it may have, it may recover from the Tenant all damages it incurs by reason of the breach, including the cost of recovering the Leased Premises, legal fees (on a solicitor and client basis) and the worth at the time of termination of the excess, if any, of the amount of Rent and charges equivalent to rent reserved in this Lease for the remainder of the Term, over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

Section 16.5 Right to Re-let

If the Landlord re-enters the Leased Premises pursuant to the provisions of either this Lease or any applicable law, it may either terminate this Lease or it may from time to time, without terminating the Tenant's obligations under this Lease, make any alterations and repairs considered by the Landlord necessary to facilitate a re-letting, and re-let the Leased Premises or any part thereof as agent of the Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in its reasonable discretion considers advisable. Upon each re-letting all Rent and other moneys received by the Landlord from the re-letting will be applied to the payment of (a) indebtedness other than Rent due hereunder from the Tenant to the Landlord (b) costs and expenses of the re-letting including brokerage fees, legal fees and costs of the alterations and repairs and (c) Rent due and unpaid hereunder. The residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If the rent received from the re-letting during a month is less than the Rent to be paid during that month by the Tenant, the Tenant shall pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly.

No reentry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a re-letting without termination, the Landlord may subsequently elect at any time to terminate this Lease for a breach which is then continuing.

Section 16.6 Remedies Cumulative

Notwithstanding any other provision in this Lease, the Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease, or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

Section 16.7 Waiver of Exemption from Distress

Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of the goods, chattels and trade fixtures of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and if any claim is made for such exemption by the Tenant or if a distress is made by the Landlord, or if any action is brought to test the right of the Landlord to levy upon any such goods as are so exempted, this covenant and agreement may be pleaded as an estoppel against the Tenant; the Tenant hereby waiving each and every benefit that could or might have accrued to the Tenant under and by virtue of any such statute but for this covenant.

Section 16.8 Removal of Chattels

If the Tenant at any time throughout the Term or at the expiration or earlier termination of the Term is in default under this Lease, the Landlord shall have a lien on all stock-in-trade, inventory, fixtures, equipment and facilities of the Tenant, which are hereby mortgaged by the Tenant to the Landlord as security against loss or damage resulting from any such default by the Tenant and such items shall not be removed by the Tenant until such default is cured, or the prior written consent of the Landlord has been obtained. The provisions of this Section shall survive the expiration or earlier termination of this Lease. In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same.

Section 16.9 Companies Creditors' Arrangement Act and Bankruptcy and Insolvency Act

By virtue of the Landlord's interest in this Lease, the importance to the Landlord of the Tenant continuing to carry on business in the Leased Premises at all times in accordance with this Lease, the general synergy and interdependence of the leasable premises of the Development and the Landlord's entitlement to damages where this Lease is terminated by reason of an event of default, the Landlord does and will constitute a separate class or category of creditor in any plan of arrangement or proposal submitted by or on behalf of the Tenant under the Companies Creditors' Arrangement Act or the Bankruptcy And Insolvency Act, despite any changes in circumstances of the Tenant or its business.

Section 16.10 Legal Costs

The Tenant hereby agrees to pay to the Landlord promptly all legal fees, on a solicitor and his own client basis, incurred by the Landlord for the enforcement of any rights of the Landlord under this Lease or in the enforcement of any of the provisions of this Lease or in the obtaining of possession of the Leased Premises, or for the collection of any monies from the Tenant or for any other related matter.

ARTICLE 17
MISCELLANEOUS

Section 17.1 Notice

Any notice, demand, statement or request ("Notice") herein required or permitted to be given by either Party to the other shall be in writing and shall be deemed to have been sufficiently and effectually given if signed by or on behalf of the Party giving the notice and delivered or sent by facsimile transmission,

(i)    in the case of notice to the Landlord, to it at:
       Suite 300, Bow Valley Square 2

       205 - 5th Avenue S.W.
       Calgary, Alberta 12P 2V7
       Fax: (403) 261-0627
       Attention: General Manager

(ii) in the case of notice to the Tenant, to it asset out in Section 1.1.

Any such Notice given as aforesaid shall be conclusively deemed to have been given if delivered on the date of such delivery or, if sent by facsimile transmission, on the next Business Day following the transmission. The Landlord and the Tenant may, from time to time, by Notice change the address to which Notice to it is to be given.

Section 17.2 Registration of Lease

Neither the Tenant nor anyone on the Tenant's behalf shall register or permit to be registered this Lease at the Land Titles Office for the South Alberta Land Registration District, provided that the Tenant may and shall, at the request of the Landlord, register at its own expense a caveat to give notice of this Lease which shall describe only the parties, the Leased Premises, the duration of the Term, and any options to renew, and shall not make any financial disclosure whatsoever. Any such caveat will be discharged by the Tenant, at its expense on the expiration or termination of this Lease. If the Tenant fails to discharge such caveat and the Landlord is required to take steps to discharge such caveat, the Tenant shall pay the Landlord the sum of $200 plus reasonable disbursements incurred in obtaining a discharge of such caveat. This Section shall survive the expiry or earlier termination of this Lease.

Section 17.3 Decision of Expert

The decision of any Expert whenever provided for under this Lease and any certificate related thereto shall be final and binding on the parties hereto (and there shall be no further right of dispute or appeal).

Section 17.4 No Partnership or Agency

By entering into this Lease the Landlord does not in any way or for any purpose become a partner of the Tenant nor is the relationship of principal and agent created.

Section 17.5 Brokerage Commissions

(1) The Tenant represents and warrants that it has not dealt with any agent or broker representing or purporting to represent the Landlord in connection with its leasing of the Leased Premises.

(2) The Tenant shall be responsible for, and indemnify the Landlord from, any brokerage fees or commissions relating to this Lease.

Section 17.6 ConfidentialIty

The Tenant hereby agrees that:

       (a) the terms and conditions of this Lease (the "Confidential Terms") are sensitive and confidential in nature and that the disclosure of the same to any third party may be expected to cause substantial loss and damage to the Landlord, and

       (b) except for disclosure on the same confidential basis as is provided herein only to officers and/or employees of the Tenant who have a bona fide and actual need to know the Confidential Terms on behalf of the Tenant, it and its officers and employees to whom disclosure is made as aforesaid will hold In strict confidence and will not disclose the same to any third party.

Section 17.7 Consent

Except as otherwise specifically provided, whenever consent or approval of the Landlord or the Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed and whenever the Landlord or the Tenant is required to act or make a determination hereunder, the Landlord, or the Tenant, as the case may be, shall act or make such determination acting reasonably and not arbitrarily.

Section 17.8 Additional Provisions

The Landlord and the Tenant agree that this Lease is subject to the additional provisions contained in Schedule "D" hereto.

Section 17.9 Acceptance

The Tenant does hereby accept this Lease of the Leased Premises to be held by it as Tenant, subject to the conditions, restrictions and covenants herein set forth.

Section 17.10 ExecutIon by Landlord

If this Lease is not executed by the Landlord, this Lease shall not have any force or effect regardless of negotiations, acts or expenditures by the Landlord or the Tenant.

IN WITNESS WHEREOF the Parties hereto have executed this Lease under seal.

OMERS REALTY CORPORATION,
by its duly authorized agent
BV SQUARE MANAGEMENT LTD.

by:
Herb L. Reynolds, President

by:
Jonnie Lea-Wilson, Comptroller

SYSGOLD LTD.

by:
Don Bialik
President

SCHEDULE "A"
LANDS

LEGAL DESCRIPTION OF DEVELOPMENT LANDS AND LANDS

A.     DEVELOPMENT LANDS

BOW VALLEY SQUARE I

PLAN "C" CALGARY
BLOCK 29
LOTS 21 TO 26 INCLUSIVE
EXCEPTING OUT OF LOTS 21 THE CORNER CUT ON PLAN 4272JK
EXCEPTING THE SOUTH 7 FEET OF LOTS 21 TO 26 INCLUSIVE
AND THE EAST 7 FEET OF LOTS 21 BY INSTRUMENT 560KW
EXCEPTING THEREOUT ALL MINES AND MINERALS

BOW VALLEY SQUARE 2

PLAN "C" CALGARY
BLOCK 29
THAT PORTION OF LOT 12 LYING EAST OF THE WEST 4.6 FEET
THROUGHOUT OF SAID LOT 12 AND ALL OF LOTS 13 TO 20
EXCEPTING THEREOUT STREET WIDENING ON PLAN 1665 L.K.
EXCEPTING THEREOUT ALL MINES AND MINERALS

BOW VALLEY SQUARE 3

PLAN "C" CALGARY
BLOCK 29
LOTS I TO 11 AND THE WEST (4.6) FEET THROUGHOUT OF LOT 12
EXCEPTING THEREOUT STREET WIDENING ON PLAN 1665 L.K.
EXCEPTING THEREOUT ALL MINES AND MINERALS

BOW VALLEY SQUARE 4

PLAN "C" CALGARY
BLOCK 29
LOTS 31 TO 40 INCLUSIVE
EXCEPTING OUT OF LOT 40 AS TO SURFACE ONLY, THE CORNER CUT-OFF ON
PLAN 4272JK
ALSO EXCEPTING THEREOUT
OUT OF LOTS 31,32,35 AND 36, PORTION FOR ROAD ON PLAN 8711177
OUT OF LOTS 33.34,37,311,39 AND 40 AS TO SURFACE ONLY PORTION
FOR ROAD ON PLAN 8711177 EXCEPTING OUT OF SAID LOTS 31,32,35 AND 36 ALL MINES AND MINERALS

VACANT LANDS

PLAN "C" CALGARY
BLOCK 29
LOTS 27 TO 30 INCLUSIVE

B. LANDS

BOW VALLEY SQUARE 4

PLAN "C" CALGARY
BLOCK 29
LOTS 31 TO 40 INCLUSIVE
EXCEPTING OUT OF LOT 40 AS TO SURFACE ONLY, THE CORNER CUT-OFF ON
PLAN 4272JK
ALSO EXCEPTING THEREOUT
OUT OF LOTS 31,32,35 AND 36, PORTION FOR ROAD ON PLAN 8711177
OUT OF LOTS 33.34,37,38,39 AND 40 AS TO SURFACE ONLY PORTION
FOR ROAD ON PLAN 8711177 EXCEPTING OUT OF SAID LOTS 31,32,35 AND 36 ALL MINES AND MINERALS

SCHEDULE "D"
ADDITIONAL PROVISIONS

Section 1.01 Leasehold Improvement Allowance:

The Leased Premises would be accepted as they are improved as at December 13, 1996. The Landlord will provide an allowance equal to the costs incurred in renovating the Leased Premises (design, materials and labour) to a maximum contribution of $5.00 per rentable square foot of the Leased Premises, (total of $21,350.00) plus G.S,T. (the "Leasehold Improvement Allowance"). Eighty-five percent (85%) of the Leasehold Improvement Allowance would be paid on the date of the commencement of the Term of the Lease and the date when the following conditions are satisfied:

(i) the Tenant has substantially completed the Tenant's work so that the Leased Premises can be used for their intended purpose, in the opinion of the Landlord or the Landlord's expert,

(ii) the Tenant is in possession of the entire Leased Premises and not in default under the Lease, and the Lease has been duly executed by both parties; and

(iii) no builders' liens attributable to the performance of the Tenant's work has been registered against the certificate of title to the Building.

The remaining fifteen percent (15%) of the Leasehold Improvement Allowance will be paid when all of the Tenant's work has been completed and the Tenant has produced evidence satisfactory to the Landlord that all of the Tenant's work has been fully paid for and no builders' liens have been registered against the certificate of title to the Building.

Section 1.02 Security Deposit

a) the Tenant has deposited with the Landlord, the sum of Six Thousand, Six Hundred and Sixty-Two----99/100 ($6,662.99) Dollars (the "Security Deposit"), receipt of which is hereby acknowledged by the Landlord. The Security Deposit shall be held by the Landlord, without liability for interest, as security for the faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept, observed and performed.

b) if at any time during the Term, the Rent or other sums payable by the Tenant to the Landlord hereunder are overdue and unpaid, or if the Tenant fails to keep and perform all of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, then the Landlord may at its option, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and apply the entire Security Deposit, or so much thereof as is necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breech on the part of the Tenant. If the entire Security Deposit or any portion thereof is appropriated and applied by the Landlord for the payment of overdue Rent or other sums due and payable to the Landlord, then the Tenant shall, upon written demand forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited. The Tenant's failure to do so within five (5) business days after receipt of such demand constitutes a breech of this Lease. Provided the Tenant complies with all of the terms, covenants and conditions of this Lease and promptly pays all of the Rent and other sums hereunder provided, the Security Deposit shall be applied equally to the Basic Rent payable by the Tenant during the first and last month of the Term.

c) the Landlord may deliver the Security Deposit to any purchaser of the Landlord's interest in the Leased Premises, if such interest is sold and thereupon the Landlord is discharged from any further liability with respect to the Security Deposit.

Section 1.03 Parking:

The Landlord shall during the Term of the Lease and so long as the Tenant is not in default in the due observance or performance of its obligations hereunder, provide to the Tenant the right to park two (2) motor vehicles in those levels of the Development designated as unassigned Tenant parking and one (1) additional motor vehicle on a month-to-month basis, if and when such month-to-month stall is available at the prevailing monthly rental rate from time to time in effect. The Tenant may surrender and the Landlord may terminate any month-to-month stalls utilized by the Tenant upon thirty (30) days advance written notice to the other party. In the event that the Tenant is in default, the Landlord may on notice to the Tenant, withdraw the right to park hereby granted. Such spaces may be used only by the Tenant, its officers or employees. The current monthly parking rate is $165.00 per unassigned stall and $200.00 per assigned stall. Parking charges are payable in advance on the first day of each month as Additional Rent.

Section 1.04 Right of First Opportunity:

Provided that the Tenant and occupant of the entire Leased Premises is SysGold Ltd. and the Tenant has duly and regularly performed all of its obligations under this Lease and is not in default hereunder, the Tenant shall have the right to expand the Leased Premises, to include the space on the 4th Floor of the Building shown outlined in blue on Schedule "A" hereto (the "Additional Premises") subject to the following terms and conditions:

(a) If at any time between February 1, 1997 and the end of the original term (exclusive of any renewal whether granted herein or not), the Additional Premises become vacant and available for lease, the Landlord shall notify the Tenant of the availability of the Additional Premises and the Tenant shall have a period of three (3) Business Days after such notice to exercise its right by notifying the Landlord, in writing, that it will lease the Additional Premises on the terms hereinafter set out.

(b) The Additional Premises shall be leased upon the same terms and conditions as contained in this Lease, save and except for:

       (i) the Basic Rent which shall be the then current market rent for similar space in the Building which shall be set out in the Landlord's notice to the Tenant;

       (ii) the term of the lease of the Additional Premises shall expire at the same time that the original term of this Lease for the Leased Premises expires;

       (iii) there shall be no further right to expand the Leased Premises.

(c) If the Tenant exercises its right within the time and in the manner as set out in (a) above, then the Landlord and the Tenant agree to enter into a supplement to the Lease to include the Additional Premises, all as above provided.

(d) If the Tenant does not exercise its rights within the time and manner as set out in (a) above, the Landlord shall have no further obligation to the Tenant with respect to the Additional Premises and this section will be of no further force or effect and the Landlord may proceed to lease the Additional Premises to prospective tenants on such terms as the Landlord may, in its discretion, determine.

SCHEDULE "E"
RULES & REGULATIONS

1. The Tenant shall keep the Leased Premises tidy and free from rubbish which shall be deposited in proper receptacles which are either designated by the Landlord or clearly intended for waste.

2. The Tenant shall at all times abide by all laws, rules, regulations, ordinances, provisions and requirements relating to the Building and the Development, or to the Leased Premises, and shall keep the Leased Premises, its employees, servants, agents and invitees under its control, so as to prevent the performance of any act, or the carrying on of any practice which would damage the Building and/or the Development, or its reputation or the Leased Premises, or could injure or annoy the other tenants in the Building and/or the Development, their employees, servants, agents or invitees, or the public.

3. The sidewalks, entries, passages, elevators, escalators and staircases in the Building shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises. The Landlord reserves unrestricted control of all parts of the Development employed for the common benefit of the tenants including, without limitation, the Common Area, the sidewalks, entries, corridors, and passages not within the Leased Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it may deem advisable, provided that the ingress to and egress from the Leased Premises is not unduly impaired thereby.

4. No animals, birds or reptiles shall be brought into the Building or the Development.

5. The Tenant shall not enter the Leased Premises at any time other than regular business hours except by such entrances as the Landlord may designate from time to time and subject 10 such controls as the Landlord may implement when the Development is closed to the public.

6. Any hand truck, carry alls, or similar appliances used in the Development shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

7. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, employees, licensees or invitees the same is caused. Tenants shall not let the water run unless it is in actual use.

8. No person shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

9. Canvassing, soliciting and peddling or distribution of handbills or other advertising matter in the Building and Development are prohibited.

10. The Tenant, its agents, servants, contractors, invitees or employees shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without the prior written consent of the Landlord who shall have the absolute right to withhold consent, or to prescribe the maximum weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight of such equipment. All damage done to the Building or Development by the moving or use of any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only between 6:00 p.m. and 8:00 a.m. or other time consented to by the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No deliveries requiring the use of an elevator for freight purposes will be received in the Development or carried in the elevator, except during hours approved by the Landlord.

11. The Tenant shall not install or permit the installation or use any machine selling merchandise, service or entertainment on the Leased Premises or the Building or Development or permit the delivery of any food or beverage to the Leased Premises without the approval of the Landlord or in contravention of any regulation fixed or to be fixed by the Landlord.

12. Whenever an emergency situation shall exist because of fire, explosion or the threat of fire, explosion or other hazard, the Tenant, agent, servants, contractors, invitees or employees shall, if requested by the Landlord, the Fire Department or the Police, vacate the Development forthwith in the manner prescribed by Fire Department instructions.

13. The Leased Premises shall not be used for storage of any flammable, explosive or dangerous materials for any purpose which may in any way increase the risk of fire or obstruct or interfere with the rights of other occupants of the Development or violate or be at variance with any laws relating to fire or with the regulations of the Fire Department or the Board of Health.

The Tenant shall notify the Landlord immediately of any chemicals or substances presently used or stored in the Leased Premises including storage rooms which are classified as hazardous. Commonly used hazardous substances are as follows:
Ammonia, Acetone, Asbestos, PCB, Carbon Tetrachloride. If these substances are in your Leased Premises, their use and storage must meet all Federal and Provincial codes and regulations, including the Occupational Health and Safety Act. The tenant agrees to indicate room number, whether they are located in a cabinet, the amount, and any other details of which the Landlord should be aware of.

14. No musical instruments or sound-producing equipment or amplifiers which may be heard outside the Leased Premises shall be played or operated on the Leased Premises, nor will the Tenant allow any odor, vapour, vibration or noise to emanate from the Leased Premises, which in the Landlord's sole opinion is objectionable.

15. The use of car parking spaces shall be in accordance with the Parking Privileges Contract Terms Agreement and the reasonable Rules and Regulations of the Landlord.

16. The Tenant shall permit and facilitate the entry of the Landlord, or those designated by it, into the Leased Premises for the purpose of inspection, repair and other proper purposes, and shall not obstruct access to main header ducts, janitor and electrical closets and other necessary means of access to mechanical, electrical and other facilities. The Tenant shall not place any additional locks or other security devices upon any doors of the Leased Premises without the prior written approval of the Landlord, which may be arbitrarily withheld or granted on a conditional basis.

17. Areas in the Development containing communication systems shall be controlled solely by the Landlord. The Tenant shall be allowed access to communications connection rooms and closets on the floor(s) of the Building leased by the Tenant, subject to the requirements of the Landlord, which would include using the Landlord's consultant and/or contractors for such work.

18. The Tenant shall not mark, drill into, bore or cut, drive nails, spikes, hooks, or screws or in any way damage or deface the walls, ceilings, or floors of the Leased Premises. The Tenant shall be allowed to hang small pictures and photographs from the walls of the Leased Premises provided such installation will not cause any damage to the Leased Premises and pictures or photographs are properly affixed. The Tenant agrees to repair any damage caused by the hanging mechanism at the expiry or sooner termination of the Term, or when removed by the Tenant. No wires, pipes or conduits shall be installed on the Leased Premises without the prior approval of the Landlord, such approval not to be unreasonably withheld. No broadloom or carpeting shall be affixed to the Leased Premises by means of a non-soluble adhesive or similar product.

19. The Tenant will arrange with its suppliers for minor deliveries or envelopes, packets, etc., which may be accomplished at any time during normal Business Hours. Furniture, cartons of freight and/or stationery and/or supplies and/or merchandise must be delivered to the underground loading and holding area from the truck ramp on the 6th Avenue side of the Development, between the hours of 9:30 to 11:30 a.m. and 1:30 to 4:00 p.m., Monday to Friday. The foregoing items will be brought to the Tenant's place of business by the Landlord's employees, as soon as is reasonably convenient. Tenant move-ins or move-ins must be booked through the Dockmaster's office, giving as much advance notice as is possible.

Any Tenant moves will be accommodated before 8:00 a.m. or after 5:00 p.m. or on weekends and at no other lime. Notwithstanding anything contained herein, the Landlord shall not be liable for any loss or damage to any of the goods or merchandise of the Tenant, or of others, which shall be received and/or handled, directly or indirectly, from any cause whatsoever, as a result of the operation of the said underground loading and holdings area.

20. Any Tenant shall not burn any trash or garbage in or about the Leased Premises, or anywhere within the confines of the Development. All garbage, trash and rubbish shall be kept within the interior of the Leased Premises until the day of removal. Such removal shall be at the expense of the Tenant on a regular basis as described by the Landlord, If the Tenant's trash or garbage is of a deteriorating nature, creating offensive odours, then the Tenant shall utilize and maintain at Its cost and expense, refrigerated garbage facilities as designated by the Landlord. In the event that it is considered necessary by the Landlord that such garbage be placed outside the Leased Premises, and the Landlord consents in writing to the placing of garbage outside the Leased Premises, then such garbage shall be placed in a container specified by the Landlord, but provided at the sole cost and expense of the Tenant.

21. No cooking or preparation of food, nor any electrical apparatus likely to cause an overloading of electrical circuits, is permitted in the Leased Premises.

22. The Tenant shall not overload the floor of the Leased Premises nor shall it hang or suspend from any wall or ceiling or roof, or any other part of the Building or Leased Premises, any equipment, displays, fixtures or signs which are not authorized by the Landlord or its agents.

23. The Tenant shall provide to the Landlord, the names, addresses and telephone numbers of two (2) authorized employees and an insurance representative of the Tenant, who may be contacted by the Landlord in the event of an emergency relevant to the Leased Premises.

24. The Tenant shall participate fully in the Landlord's fire warden or other life safety programs, including periodic fire drills.

25. The Tenant shall not place or maintain any merchandise or other articles outside the main entrance door of the Leased Premises, on the pedestrian passages adjacent thereto or elsewhere outside the Leased Premises.

26. Bicycles shall not be left upon any part of the Development other than the space in the parkade designated by the Landlord.

27. The Tenant shall keep clean all glass in the doors and partitions of the interior of the Leased Premises and the office frontage of the Leased Premises and replace promptly, at its expense, any such glass which is cracked or broken with glass of similar kind and quality.

28. The Tenant shall give the Landlord prompt written notice of any accident which occurs upon any part of the Development or any defect in the Development, of which it has knowledge, including the common Areas or the facilities and systems serving the Building.

29. The Tenant shall maintain the Leased Premises in a sanitary condition free of insects, rodents, vermin and other pests, using a pest exterminator designated by the Landlord at such times as the Landlord directs, acting reasonably.

30. The Tenant shall cooperate with the Landlord in the conservation of energy in the Development (including the Leased Premises) and shall comply with all laws, by-laws, regulations and orders relating to the conservation of energy.

31. The Tenant shall not use or permit the use of the Leased Premises in such manner as to create any objectionable noises, odours or other nuisance or hazard or to breach the provisions of any municipal by-law or other lawful requirement applicable thereto or any requirement of the insurers of the Development. The Tenant shall not suffer or permit any smoking to occur within the Leased Premises, unless it installs, at its expense, separate exhaust fans in the Leased Premises, approved by the Landlord, to dissipate the smoke.

32. The Tenant shall refer to the Development only by the name from time to time designated by the Landlord, and shall use such name only for the business address of the Leased Premises and not for any promotional or other purposes.

33. The Tenant shall not interfere with any window coverings installed upon exterior windows, and shall close such window coverings during such hours from dusk to dawn as the Landlord may require, and shall not install or operate any interior drapes that will interfere with the exterior appearance or the climate control system of the Development.

34. After hours air handling may be produced by the Landlord at the rates and in accordance with the provisions of the Landlord's then current policy to tenants of Bow Valley Square 2, 3, and 4. Should the Tenant wish to use this service, the Tenant shall provide the Landlord a list of those authorized by the Tenant to request such service.

These Rules and Regulations, together with all reasonable amendments made by the Landlord from time to time, deletions and additions, will not necessarily be uniformly applied and may be waived in whole or in part in respect of other tenants of the Development without affecting their enforce ability with respect to the Tenant and the Leased Premises, and may be waived in whole or in part with respect to the Leased Premises without waiving them as to future application to the Leased Premises. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement.